EXHIBIT 10.4

[This Deed of Trust secures present and future advances and readvances]

DEED OF TRUST, SECURITY AGREEMENT, FIXTURE FILING, FINANCING STATEMENT AND ASSIGNMENT OF LEASES AND RENTS
(NORTH CAROLINA)

THIS DEED OF TRUST, SECURITY AGREEMENT, FIXTURE FILING, FINANCING STATEMENT AND ASSIGNMENT OF LEASES AND RENTS (NORTH CAROLINA) (this “Security Instrument”) is given as of October 21, 2015, by GRIFFIN (CONCORD) ESSENTIAL ASSET REIT II, LLC, a Delaware limited liability company, (“Grantor”), to CHICAGO TITLE INSURANCE COMPANY (“Trustee”), for the use and benefit of AMERICAN GENERAL LIFE INSURANCE COMPANY, a Texas corporation (“AGL”), THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, a Texas corporation (“VALIC”), and THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, a New York corporation (“USL”), as co-lenders, (collectively, “Beneficiary”).
ARTICLE 1
PARTIES, PROPERTY, AND DEFINITIONS
The following terms and references shall have the meanings indicated:
1.1Additional Sums: As defined in Section 9.13.
1.2Arizona Notes: Collectively, (i) that certain Promissory Note made by GC Phoenix Beardsley TRCW and GC Phoenix Beardsley IPC, payable to the order of AGL in the original principal amount referenced therein, (ii) that certain Promissory Note made by GC Phoenix Beardsley TRCW and GC Phoenix Beardsley IPC, payable to the order of VALIC in the original principal amount referenced therein, and (iii) that certain Promissory Note made by GC Phoenix Beardsley TRCW and GC Phoenix Beardsley IPC, payable to the order of USL in the original principal amount referenced therein, each of even date herewith.
1.3Beneficiary: The Beneficiary named in the introductory paragraph of this Security Instrument, whose legal address is c/o AIG Investments, 777 South Figueroa Street, 16th Floor, Los Angeles, California 90017, together with any future holder of the Note.
1.4Business Day: Any day that is not a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.
1.5Cash Collateral Agreement: That certain Cash Collateral Agreement of even date herewith among Grantor and Beneficiary, and acknowledged and agreed to by the “Servicer” referenced therein, as the same may be amended, modified, amended and restated, replaced or supplemented from time to time.
1.6Certificate Concerning Governing Documents: That certain Certificate Concerning Governing Documents of even date herewith made by Grantor and Guarantor to Beneficiary.
1.7Change in Control: means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than fifty percent (50%) of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Guarantor; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of Guarantor by Persons who were neither (i) nominated by the board of directors of Guarantor nor (ii) appointed by directors so nominated; (c) the acquisition of direct or indirect Control of Guarantor by any Person or group; or (d) the replacement, removal or resignation of Griffin Capital Corporation or an Affiliate thereof as asset manager and advisor to the Operating Partnership and Guarantor except as hereinafter permitted, provided, however, that if the board of directors of the Guarantor decides (in accordance with their fiduciary responsibility under applicable law) to cause the Guarantor to terminate the Advisory Agreement with Griffin Capital Essential Asset Advisor II, LLC (“Advisor”), Grantor shall provide written notice to Beneficiary of such termination and shall obtain the prior written consent of Beneficiary prior to the board selecting a successor advisor for the Guarantor, which successor advisor shall be reasonably acceptable to Beneficiary. Grantor shall submit or shall cause the Guarantor to submit a request for approval of the successor advisor within sixty (60) days of the termination of Advisor or any previously approved successor advisor to Advisor.
1.8Chattels: All goods, fixtures, inventory, equipment, building and other materials, supplies, and other tangible personal property of every nature, whether now owned or hereafter acquired by Grantor, used, intended for use, or reasonably required in the construction, development, or operation of the Property, together with all accessions thereto, replacements and substitutions therefor, and proceeds thereof.
1.9Controlling Persons: Collectively, (a) if Grantor is a partnership or joint venture, all general partners or joint venturers of Grantor, (b) Guarantor, (c) GC Member, (d) any other party directly or indirectly liable for payment of the Secured Obligations, whether as maker, endorser, guarantor, surety, general partner, or otherwise, and (e) any successor to any of the foregoing.

1.10Default: Any matter which, with the giving of notice, passage of time, or both, would constitute an Event of Default.
1.11Environmental Indemnity Agreement: That certain Environmental Indemnity Agreement of even date herewith made by Grantor and Guarantor for the benefit of Beneficiary, and the other indemnitees named therein, as the same may be amended, modified, amended and restated, replaced or supplemented from time to time.
1.12ERISA: The Employee Retirement Income Security Act of 1974, as amended, together with all rules and regulations issued thereunder.
1.13Event of Default: As defined in Article 6.
1.14GC Member: Shall mean Griffin (Concord) Member Essential Asset REIT II, LLC, a Delaware limited liability company.
1.15Grantor: The Grantor named in the introductory paragraph of this Security Instrument (Secretary of State File No. 5697712), whose legal address is 1520 E. Grand Avenue, El Segundo, California 90245.
1.16Guarantor: Griffin Capital Essential Asset REIT II, Inc., a Maryland corporation.
1.17Guaranty Agreement: That certain Recourse Carve Out Guaranty Agreement of even date herewith made by Guarantor for the benefit of Beneficiary, as the same may be amended, modified, amended and restated, replaced or supplemented from time to time.
1.18Insurance Agreement: That certain Agreement Concerning Insurance Requirements of even date herewith executed by Grantor for the benefit of Beneficiary, as the same may be amended, modified, amended and restated, replaced or supplemented from time to time.
1.19Interest: As defined in Section 10.6.
1.21Intangible Personalty: All of Grantor’s right, title and interest in and to the following: the right to use all trademarks and trade names and symbols or logos used in connection therewith, or any modifications or variations thereof, in connection with the operation of the improvements existing or to be constructed on the Property, together with all accounts, deposit accounts, letter of credit rights, investment property, monies in the possession of Beneficiary (including, without limitation, proceeds from insurance, retainages and deposits for taxes and insurance), Permits, contract rights (including, without limitation, rights to receive insurance proceeds) and general intangibles (whether now owned or hereafter acquired, and including proceeds thereof) relating to or arising from Grantor’s ownership, use, operation, leasing, or sale of all or any part of the Property, specifically including but in no way limited to any right which Grantor may have or acquire to transfer any development rights from the Property to other real property, and any development rights which may be so transferred.
1.22Lease Certificate: That certain Certificate Concerning Leases and Financial Condition of even date herewith made by Grantor to Beneficiary concerning Leases and financial condition of the Property.
1.23Leases: Any and all leases, subleases and other agreements under the terms of which any person other than Grantor has or acquires any right to occupy or use the Property, or any part thereof, as the same may be amended, modified, amended and restated, replaced or supplemented from time to time.
1.24Letter of Credit Agreement: Any Agreement Concerning Letter of Credit entered into pursuant to the Vacancy Risk Agreement, in the form attached as an exhibit to the Vacancy Risk Agreement.
1.25Limited Recourse Secured Guaranty Agreement: That certain Limited Recourse Secured Guaranty Agreement of even date herewith, given by GC Member and the Other Holding Companies in favor of Beneficiary.
1.26Loan: The loan from Beneficiary to Grantor evidenced by the Note.
1.27Loan Documents: The Note, all of the deeds of trust, mortgages and other instruments and documents securing or executed and delivered in connection with the Note, including this Security Instrument, the Insurance Agreement, the Environmental Indemnity Agreement, the Guaranty Agreement, the Cash Collateral Agreement, the TI/LC Reserve Agreement, the Letter of Credit Agreement, the Partial Release Agreement, the Vacancy Risk Agreement, the Certificate Concerning Governing Documents, the Lease Certificate, the Subordination of Management Agreement, the Pledge and Security Agreement, the Limited Recourse Secured Guaranty Agreement, the Other Second Security Instruments, the Other Limited Recourse Secured Guaranty Agreements, the Receipt and Agreement, and each of the other documents executed or delivered in connection with the transaction pursuant to which the Note has been executed and delivered. The term “Loan Documents” also includes all amendments, modifications, amendments and restatements, supplements, extensions, renewals, and replacements of each document referred to above.
1.28Nevada Notes: Collectively, (i) that certain Promissory Note made by GC Las Vegas Grier, payable to the order of AGL in the original principal amount referenced therein, that certain Promissory Note made by GC Las Vegas Grier, payable to the order of VALIC in the original principal amount referenced therein and (iii) that certain Promissory Note made by GC Las Vegas Grier, payable to the order of USL in the original principal amount referenced therein, each of even date herewith.

1.29Note: Collectively, (i) Grantor’s promissory note of even date herewith, payable to the order of AGL in the principal face amount of $2,052,600.00 (the “AGL Note”), (ii) Grantor’s promissory note of even date herewith, payable to the order of VALIC in the principal face amount of $831,600.00 (the “VALIC Note”), and (iii) Grantor’s promissory note of even date herewith, payable to the order of USL in the principal face amount of $415,800.00 (the “USL Note”) (and in the aggregate collective amount of $3,300,000), together with all renewals, extensions and modifications of such promissory notes, as the same may be amended, modified, amended and restated, replaced or supplemented from time to time. The AGL Note, the USL Note and the VALIC Note are also sometimes referred collectively herein as the “Notes.” All terms and provisions of the Notes are incorporated by this reference in this Security Instrument.
1.30OC Lease: That certain Lease dated September 2, 1999, made by and between Owens Corning Sales, LLC, as tenant, and Bedford Village S.A., a Panama corporation, as original landlord and predecessor-in-interest to Grantor, as current landlord, as the same may be amended, modified, amended and restated, replaced or supplemented from time to time.
1.31OC Tenant: Shall mean the tenant under the OC Lease.
1.32Ohio Notes: Collectively, (i) that certain Promissory Note made by GC Columbus, payable to the order of AGL in the original principal amount referenced therein, and (ii) that certain Promissory Note made by GC Columbus, payable to the order of VALIC in the original principal amount referenced therein (iii) that certain Promissory Note made by GC Columbus, payable to the order of USL in the original principal amount referenced therein, each of even date herewith.
1.33Operating Partnership: means Griffin Capital Essential Asset Operating Partnership, L.P., a Delaware limited partnership.
1.34Other Borrowers: Collectively, Griffin (Mechanicsburg) Essential Asset REIT II, LLC, a Delaware limited liability company (“GC Mechanicsburg”), Griffin (Columbus) Essential Asset REIT II, LLC, a Delaware limited liability company (“GC Columbus”), Griffin (Houston Westgate II) Essential Asset REIT II, LLC, a Delaware limited liability company (“GC Houston Westgate II”), Griffin (Phoenix Beardsley TRCW) Essential Asset REIT II, LLC, a Delaware limited liability company (“GC Phoenix Beardsley TRCW”), Griffin (Phoenix Beardsley IPC) Essential Asset REIT II, LLC, a Delaware limited liability company (“GC Phoenix Beardsley IPC”) and Griffin (Las Vegas Grier) Essential Asset REIT II, LLC, a Delaware limited liability company (“GC Las Vegas Grier”).
1.35Other First Security Instruments: Collectively, (i) a First Open-End Mortgage, Security Agreement, Fixture Filing, and Assignment of Leases and Rents (Pennsylvania) executed by GC Mechanicsburg for the benefit of Beneficiary to secure the Loan; (ii) a First Open-End Mortgage, Security Agreement, Fixture Filing, and Assignment of Leases and Rents (Ohio) executed by GC Columbus for the benefit of Beneficiary to secure the Loan; (iii) a First Deed of Trust, Security Agreement, Fixture Filing, and Assignment of Leases and Rents (Texas) executed by GC Houston Westgate II for the benefit of Beneficiary to secure the Loan; (iv) a First Deed of Trust, Security Agreement, Fixture Filing, and Assignment of Leases and Rents (Arizona) executed by GC Phoenix Beardsley TRCW and GC Phoenix Beardsley IPC for the benefit of Beneficiary to secure the Loan and (v) First Deed of Trust, Security Agreement, Fixture Filing, and Assignment of Leases and Rents (Nevada) executed by GC Las Vegas Grier for the benefit of Beneficiary to secure the Loan.
1.36Other Holding Companies: Collectively, GRIFFIN (MECHANICSBURG) MEMBER ESSENTIAL ASSET REIT II, LLC, a Delaware limited liability company, GRIFFIN (COLUMBUS) MEMBER ESSENTIAL ASSET REIT II, LLC, a Delaware limited liability company, GRIFFIN (HOUSTON WESTGATE II) MEMBER ESSENTIAL ASSET REIT II, LLC, a Delaware limited liability company, GRIFFIN (LAS VEGAS GRIER) MEMBER ESSENTIAL ASSET REIT II, LLC, a Delaware limited liability company, GRIFFIN (PHOENIX BEARDSLEY TRCW) MEMBER ESSENTIAL ASSET REIT II, LLC, a Delaware limited liability company, and GRIFFIN (PHOENIX BEARDSLEY IPC) MEMBER ESSENTIAL ASSET REIT II, LLC, a Delaware limited liability company.
1.37Other Loan Documents: Collectively, (i) the Other Notes, (ii) the Other First Security Instruments; and any and all other “Loan Documents” as such term is defined in the Other First Security Instruments.
1.38Other Loan Guaranty Documents: Collectively, (i) Non-Recourse Secured Guaranty Agreement (North Carolina Property Owner as Guarantor), of even date herewith, given by Grantor, as guarantor, in favor of Beneficiary, as lender under the Other Loans, and (ii) that certain Second Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents Securing Guaranty of even date herewith, given by Grantor in favor of Beneficiary as security for such Limited Recourse Secured Guaranty Agreement.
1.39Other Loans: Collectively (i) the $6,070,000 loan to GC Mechanicsburg evidenced by the Pennsylvania Notes, (ii) the $10,320,000 loan to GC Columbus evidenced by the Ohio Notes, (iii) the $34,200,000 loan to GC Houston Westgate II evidenced by the Texas Notes, (iv) the $54,900,000 loan to GC Phoenix Beardsley TRCW and GC Phoenix Beardsley IPC evidenced by the Arizona Notes and (v) the $18,180,000 loan to GC Las Vegas Grier evidenced by the Nevada Notes.

1.40Other Limited Recourse Secured Guaranty Agreements: Those certain Limited Recourse Secured Guaranty Agreements, of even date herewith, given by each of the Other Borrowers in favor of Beneficiary as “Lender” under the Other Loans.
1.41Other Notes: Collectively, the Pennsylvania Notes, the Ohio Notes, the Texas Notes, the Nevada Notes and the Arizona Notes.
1.42Other Property: Shall mean the “Property” as defined in the Other First Security Instruments from time to time.
1.43Other Second Security Instruments: Collectively, (i) a Second Mortgage, Security Agreement, Fixture Filing, and Assignment of Leases and Rents Securing Guaranty (Pennsylvania) executed by GC Mechanicsburg for the benefit of Beneficiary to secure the Loan; (ii) a Second Mortgage, Security Agreement, Fixture Filing, and Assignment of Leases and Rents Securing Guaranty (Ohio) executed by GC Columbus for the benefit of Beneficiary to secure the Loan (iii) a Second Deed of Trust, Security Agreement, Fixture Filing, and Assignment of Leases and Rents Securing Guaranty (Texas) executed by GC Houston Westgate II for the benefit of Beneficiary to secure the Loan; (iv) a Second Deed of Trust, Security Agreement, Fixture Filing, and Assignment of Leases and Rents Securing Guaranty (Arizona) executed by GC Phoenix Beardsley TRCW and GC Phoenix Beardsley IPC for the benefit of Beneficiary to secure the Loan and (v) a Second Deed of Trust, Security Agreement, Fixture Filing, and Assignment of Leases and Rents Securing Guaranty (Nevada) executed by GC Las Vegas Grier for the benefit of Beneficiary to secure the Loan.
1.44Partial Release Agreement: That certain Partial Release Agreement, of even date herewith, made by Grantor, the Other Borrowers and Beneficiary.
1.45Pennsylvania Notes: Collectively, (i) that certain Promissory Note made by GC Mechanicsburg, payable to the order of AGL in the original principal amount referenced therein, that certain Promissory Note made by GC Mechanicsburg, payable to the order of VALIC in the original principal amount referenced therein and (iii) that certain Promissory Note made by GC Mechanicsburg, payable to the order of USL in the original principal amount referenced therein, each of even date herewith.
1.46Permits: All permits, licenses, certificates and authorizations necessary for the beneficial development, ownership, use, occupancy, operation and maintenance of the Property.
1.47Permitted Exceptions: The matters (excluding matters of survey) set forth in Schedule B-I of the title insurance policy insuring the lien created by this Security Instrument, in form and substance satisfactory to, and accepted by, Beneficiary, that Grantor has caused to be delivered to Beneficiary in connection with the Loan.
1.48Person: means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.
1.49Pledge and Security Agreement: Shall mean that certain Pledge and Security Agreement - Limited Liability Company Interests of even date herewith, given by GC Member and the Other Holding Companies, in favor of Beneficiary.
1.50Property: The tract or tracts of land and easement parcels described in Exhibit A attached hereto, together with Grantor’s entire right, title and interest in and to the following:
(a)All buildings, structures, and improvements now or hereafter located on such tract or tracts, as well as all rights-of-way, easements, and other appurtenances thereto;
(b)All of Grantor’s right, title and interest in and to any land lying between the boundaries of such tract or tracts and the center line of any adjacent street, road, avenue, or alley, whether opened or proposed;
(c)All of the rents, income, receipts, revenues, issues and profits of and from such tract or tracts and improvements;
(d)All (i) water and water rights (whether decreed or undecreed, tributary, nontributary or not nontributary, surface or underground, or appropriated or unappropriated); (ii) ditches and ditch rights; (iii) spring and spring rights; (iv) reservoir and reservoir rights; and (v) shares of stock in water, ditch and canal companies and all other evidence of such rights, which are now owned or hereafter acquired by Grantor and which are appurtenant to or which have been used in connection with such tract or tracts or improvements;
(e)All of Grantor’s right, title and interest in and to all minerals, crops, timber, trees, shrubs, flowers, and landscaping features now or hereafter located on, under or above such tract or tracts;
(f)All machinery, apparatus, equipment, fittings, chattels, fixtures (whether actually or constructively attached, and including all trade, domestic, and ornamental fixtures) now or hereafter located in, upon, or under such tract or tracts or improvements and used or usable in connection with any present or future operation thereof, including but not limited to all heating, air-conditioning, freezing, lighting, laundry, incinerating and power equipment; engines; pipes; pumps; tanks; motors; conduits; switchboards; plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating, cooking, and communications apparatus; boilers, water heaters, ranges, furnaces, and burners; appliances; vacuum cleaning systems; elevators; escalators; shades; awnings; screens; storm doors and windows; stoves; refrigerators; attached cabinets; partitions; ducts and compressors; rugs and carpets; draperies; and all additions thereto and replacements therefor;
(g)All development rights associated with such tract or tracts, whether previously or subsequently transferred to such tract or tracts from other real property or now or hereafter susceptible of transfer from such tract or tracts to other real property; and all rights as a “declarant”, “architectural committee” or similar party under any declaration, covenants conditions and restrictions, or similar instrument or agreement;
(h)All awards and payments, including interest thereon, resulting from the exercise of any right of eminent domain or any other public or private taking of, injury to, or decrease in the value of, any of such property; and
(i)All other and greater rights and interests of every nature in such tract or tracts and in the possession or use thereof and income therefrom, whether now owned or subsequently acquired by Grantor.
1.51Receipt and Agreement: That certain Receipt and Agreement entered into by Grantor, Trustee and Beneficiary, dated as of the date hereof.
1.52Secured Obligations: All present and future obligations of Grantor to Beneficiary evidenced by or contained in the Note, the Environmental Indemnity Agreement, this Security Instrument and all other Loan Documents, whether stated in the form of promises, covenants, representations, warranties, conditions, or prohibitions or in any other form, whether absolute or contingent, direct or indirect, joint, several or independent, now outstanding or owing or which may hereafter be existing or incurred, arising by operation of law or otherwise, due or to become due under the Loan Documents, or in any way secured by the Property or any other collateral now or hereafter provided to Beneficiary as collateral for the Loan. If the maturity of the Note secured by this Security Instrument is accelerated, the Secured Obligations shall include an amount equal to any prepayment premium which would be payable under the terms of the Note as if the Note were prepaid in full on the date of the acceleration. If under the terms of the Note no voluntary prepayment would be permissible on the date of such acceleration, then the prepayment fee or premium to be included in the Secured Obligations shall be equal to one hundred fifty percent (150%) of the highest prepayment fee or premium set forth in the Note, calculated as of the date of such acceleration, as if prepayment were permitted on such date.
1.53State: The State in which the Property is located.
1.54Subordination of Management Agreement: That certain Consent, Subordination and Recognition Agreement (Management Agreement) dated as of the date hereof, by and among Grantor, Beneficiary and the Property Manager (as such term is defined in Section 4.23 hereof) of the Property.
1.55Texas Notes: Collectively, (i) that certain Promissory Note made by GC Houston Westgate II, payable to the order of AGL in the original principal amount referenced therein, (ii) that certain Promissory Note made by GC Houston Westgate II, payable to the order of VALIC in the original principal amount referenced therein, and (iii) that certain Promissory Note made by GC Houston Westgate II, payable to the order of USL in the original principal amount referenced therein, each of even date herewith.
1.56TI/LC Reserve Agreement: Any Tenant Improvement Cost and Leasing Commission Reserve Agreement that is entered into pursuant to the Vacancy Risk Agreement, in the form attached as an exhibit to the Vacancy Risk Agreement.
1.57Trustee: The Trustee named in the introductory paragraph of this Security Instrument, whose address is 200 South Tryon Street, Suite 800, Charlotte, North Carolina 28202.
1.58Vacancy Risk Agreement: That certain Vacancy Risk Agreement, dated as of the date hereof, made by Grantor, the Other Borrowers, and Beneficiary and acknowledged and agreed to by the “Servicer” referenced therein, as the same may be amended, modified, amended and restated, replaced or supplemented from time to time.
ARTICLE 2
GRANTING CLAUSE
2.1Grant to Trustee. As security for the Secured Obligations, Grantor hereby grants, bargains, sells, warrants and conveys the Property to Trustee, in trust, with power of sale, for the use and benefit of Beneficiary, and subject to all provisions hereof. TO HAVE AND TO HOLD the Property and the rights and privileges hereby transferred or hypothecated unto Trustee, its permitted successors and assigns forever, for the uses and purposes set forth herein, until the Secured Obligations shall have been indefeasibly performed and paid in full in cash, at which time these presents and the estate hereby granted shall cease, terminate and be void and the Property shall be re-conveyed to Trustor or the title thereto shall be re-vested according to the provisions of law.
2.2Security Interest to Beneficiary. As additional security for the Secured Obligations, Grantor hereby grants to Beneficiary a security interest in the Property, Chattels and Intangible Personalty. To the extent any of the Property, Chattels or Intangible Personalty may be or have been acquired with funds advanced by Beneficiary under the Loan Documents, this security interest is a purchase money security interest. This Security Instrument constitutes a security agreement under the Uniform Commercial Code of the State (the “Code”) with respect to any part of the Property, Chattels and Intangible Personalty that may or might now or hereafter be or be deemed to be personal property, fixtures or property other than real estate (all collectively hereinafter called “Collateral”); all of the terms, provisions, conditions and agreements contained in this Security Instrument pertain and apply to the Collateral as fully and to the same extent as to any other property comprising the Property, and the following provisions of this Section shall not limit the generality or applicability of any other provisions of this Security Instrument but shall be in addition thereto:
(a)The Collateral shall be used by Grantor solely for business purposes, and all Collateral (other than the Intangible Personalty) shall be installed upon the real estate comprising part of the Property for Grantor’s own use or as the equipment and furnishings furnished by Grantor, as landlord, to tenants of the Property;
(b)Subject to Section 5.7 below, the Collateral (other than the Intangible Personalty) shall be kept at the real estate comprising a part of the Property, and shall not be removed therefrom without the consent of Beneficiary (being the Secured Party as that term is used in the Code); and the Collateral (other than the Intangible Personalty) may be affixed to such real estate but shall not be affixed to any other real estate;
(c)No financing statement covering any of the Collateral or any proceeds thereof is on file in any public office; and Grantor will, at its cost and expense, upon demand, furnish to Beneficiary such further information and will execute and deliver to Beneficiary such financing statements and other documents in form satisfactory to Beneficiary and will do all such acts and things as Beneficiary may at any time or from time to time reasonably request or as may be necessary or appropriate to establish and maintain a perfected first-priority security interest in the Collateral as security for the Secured Obligations, subject to no adverse liens or encumbrances; and Beneficiary is hereby authorized to execute and/or to file any such financing statements or other documents; and Grantor will pay the cost of filing the same or filing or recording such financing statements or other documents and this instrument in all public offices wherever filing or recording is deemed by Beneficiary to be necessary or desirable;
(d)The terms and provisions contained in this Section and in Section 7.6 of this Security Instrument shall, unless the context otherwise requires, have the meanings and be construed as provided in the Code; and
(e)This Security Instrument constitutes a financing statement under the Code with respect to the Collateral. As such, this Security Instrument covers all items of the Collateral that are or are to become fixtures. The filing of this Security Instrument in the real estate records of the county where the Property is located shall constitute a fixture filing in accordance with the Code. Information concerning the security interests created hereby may be obtained at the addresses set forth in Article 1 of this Security Instrument. Grantor is the “Debtor” and Beneficiary is the “Secured Party” (as those terms are defined and used in the Code) insofar as this Security Instrument constitutes a financing statement.

ARTICLE 3
GRANTOR’S REPRESENTATIONS AND WARRANTIES
3.1Warranty of Title. Grantor represents and warrants to Beneficiary that:
(a)Grantor has good and marketable fee simple title to the Property, and such fee simple title is free and clear of all liens, encumbrances, security interests and other claims whatsoever, subject only to the Permitted Exceptions;
(b)Grantor is the sole and absolute owner of the Chattels and the Intangible Personalty, free and clear of all liens, encumbrances, security interests and other claims whatsoever, subject only to the Permitted Exceptions;
(c)This Security Instrument is a valid and enforceable first lien and security interest on the Property, Chattels and Intangible Personalty, subject only to the Permitted Exceptions; and
(d)Subject to the Permitted Exceptions, Grantor, for itself and its successors and assigns, hereby agrees to warrant and forever defend, all and singular all of the Property and property interests granted and conveyed pursuant to this Security Instrument, against every person whomsoever lawfully claiming, or to claim, the same or any part thereof.
The representations, warranties and covenants contained in this Section 3.1 shall survive foreclosure of this Security Instrument, and shall inure to the benefit of and be enforceable by any person who may acquire title to the Property, the Chattels, or the Intangible Personalty pursuant to any such foreclosure.
3.2Due Authorization. If Grantor is other than a natural person, then each individual who executes this document on behalf of Grantor represents and warrants to Beneficiary that such execution has been duly authorized by all necessary corporate, partnership, limited liability company or other action on the part of Grantor. Grantor represents that Grantor has obtained all consents and approvals required in connection with the execution, delivery and performance of this Security Instrument.

3.3Other Representations and Warranties. Grantor represents and warrants to Beneficiary of the date hereof, as follows:
(a)Grantor is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. Grantor is duly authorized to transact business in and is in good standing under the laws of the State of North Carolina. The sole Controlling Persons of Grantor are Guarantor, and GC Member;
(b)The execution, delivery and performance by Grantor of the Loan Documents are within Grantor’s power and authority and have been duly authorized by all necessary action;
(c)This Security Instrument is, and each other Loan Document to which Grantor or Guarantor is a party will, when delivered hereunder, be valid and binding obligations of Grantor and Guarantor enforceable against Grantor and Guarantor in accordance with their respective terms, except as limited by equitable principles and bankruptcy, insolvency and similar laws affecting creditors’ rights;
(d)The execution, delivery and performance by Grantor and Guarantor of the Loan Documents will not contravene any contractual or other restriction binding on or affecting Grantor or any Controlling Person and will not result in or require the creation of any lien, security interest, other charge or encumbrance (other than pursuant to the Loan Documents) upon or with respect to any of its properties;
(e)The execution, delivery and performance by Grantor and Guarantor of the Loan Documents does not violate or contravene any applicable law;
(f)No authorization, approval, consent or other action by, and no notice to or filing with, any court, governmental authority or regulatory body is required for the due execution, delivery and performance by Grantor and Guarantor of any of the Loan Documents or the effectiveness of any assignment of any of Grantor’s rights and interests of any kind to Beneficiary;
(g)No part of the Property, Chattels, or Intangible Personalty is in the hands of a receiver, no application for a receiver is pending with respect to any portion of the Property, Chattels, or Intangible Personalty, and no part of the Property, Chattels, or Intangible Personalty is subject to any foreclosure or similar proceeding;
(h)Neither Grantor nor any Controlling Person has made any assignment for the benefit of creditors, nor has Grantor or any Controlling Person filed, or had filed against it, any petition in bankruptcy;
(i)There is no pending or, to the best of Grantor’s knowledge, threatened, litigation, action, proceeding or investigation, including, without limitation, any condemnation proceeding, against Grantor, any Controlling Person or the Property before any court, governmental or quasi-governmental, arbitrator or other authority;
(j)Grantor is a “non-foreign person” within the meaning of Sections 1445 and 7701 of the United States Internal Revenue Code of 1986, as amended, and the regulations issued thereunder;
(k)Access to and egress from the Property are available and provided by public streets, or valid easements appurtenant thereto and Grantor has no knowledge of any federal, state, county, municipal or other governmental plans to change the highway or road system in the vicinity of the Property or to restrict or change access from any such highway or road to the Property;
(l)All public utility services necessary for the operation of all improvements constituting part of the Property for their intended purposes are available at the boundaries of the land constituting part of the Property, including water supply, storm and sanitary sewer facilities, and natural gas, electric, telephone and cable television facilities;
(m)The Property is located in a zoning district designated “I-2 General Industrial” District by the City of Concord, North Carolina. Such designation permits the development, use and operation of the Property as it is currently operated as a permitted, and not as a non-conforming use. The Property complies in all respects with all zoning ordinances, regulations, requirements, conditions and restrictions, including but not limited to deed restrictions and restrictive covenants, applicable to the Property;
(n)There are no special or other assessments for public improvements or otherwise now affecting the Property, nor does Grantor know of any pending or threatened special assessments affecting the Property or any contemplated improvements affecting the Property that may result in special assessments. There are no tax abatements or exceptions affecting the Property;
(o)Grantor and each Controlling Person has filed all tax returns it is required to have filed, and has paid all taxes as shown on such returns or on any assessment received pertaining to the Property;
(p)Grantor has not received any written notice from any governmental body having jurisdiction over any part of the Property as to any violation of any applicable law, or any notice from any insurance company or inspection or rating bureau setting forth any requirements as a condition to the continuation of any insurance coverage on or with respect to the Property or the continuation thereof at premium rates existing at present which have not been remedied or satisfied;
(q)Neither Grantor nor any Controlling Person is in default, in any manner which would adversely affect its properties, assets, operations or condition (financial or otherwise), in the performance, observance or fulfillment of any of the obligations, covenants or conditions set forth in any agreement or instrument to which it is a party or by which it or any of its properties, assets or revenues are bound;
(r)Except as set forth in the Lease Certificate, there are no occupancy rights (written or oral), Leases or tenancies presently affecting any part of the Property. The Lease Certificate contains a true and correct description of all Leases presently affecting the Property. No written or oral agreements or understandings exist between Grantor and the tenants under the Leases described in the Lease Certificate that grant such tenants any rights greater than those described in the Lease Certificate or that are in any way inconsistent with the rights described in the Lease Certificate;
(s)There are no options to purchase, purchase contracts or other similar agreements of any type (written or oral) presently affecting any part of the Property;
(t)There exists no brokerage agreement with respect to the purchase of any part of the Property;
(u)Except as otherwise disclosed to Beneficiary in writing prior to the date hereof, (i) there are no contracts presently affecting the Property (“Contracts”) having a term in excess of one hundred eighty (180) days or not terminable by Grantor (without penalty) on thirty (30) days’ notice; (ii) Grantor has heretofore delivered to Beneficiary true and correct copies of each of the Contracts together with all amendments thereto; (iii) Grantor is not in default of any obligations under any of the Contracts; and (iv) the Contracts represent the complete agreement between Grantor and such other parties as to the services to be performed or materials to be provided thereunder and the compensation to be paid for such services or materials, as applicable, and except as otherwise disclosed herein, such other parties possess no unsatisfied claims against Grantor. Grantor is not in default under any of the Contracts and no event has occurred which, with the passing of time or the giving of notice, or both, would constitute a default under any of the Contracts;
(v)Grantor or its tenants have obtained all Permits necessary for the operation, use, ownership, development, occupancy and maintenance of the Property as it is currently being operated. None of the Permits has been suspended or revoked, and all of the Permits are in full force and effect and are fully paid for, and Grantor has made or will make application for renewals of any of the Permits prior to the expiration thereof;
(w)All insurance policies held by Grantor relating to or affecting the Property are in full force and effect and shall remain in full force and effect until all Secured Obligations are satisfied. Grantor has not received any notice of default or notice terminating or threatening to terminate any such insurance policies. Grantor has made or will make application for renewals of any of such insurance policies prior to the expiration thereof;
(x)Grantor currently complies with ERISA. Neither the making of the Loan nor the exercise by Beneficiary of any of its rights under the Loan Documents constitutes or will constitute a non-exempt, prohibited transaction under ERISA; and
(y)Grantor’s exact legal name is correctly set out in the introductory paragraph of this Security Instrument. Grantor’s Secretary of State File Number is correctly set forth in the definition of “Grantor” set forth in Article 1 hereof. Grantor’s location (as such term is used in Section 5.8 hereof) is the State of Delaware.
3.4Continuing Effect. Grantor shall be liable to Beneficiary for any damage suffered by Beneficiary if any of the foregoing representations are inaccurate as of the date hereof, regardless when such inaccuracy may be discovered by, or result in harm to, Beneficiary. Grantor further represents and warrants that the foregoing representations and warranties, as well as all other representations and warranties of Grantor to Beneficiary relative to the Loan Documents, shall survive termination of this Security Instrument.
ARTICLE 4
GRANTOR’S AFFIRMATIVE COVENANTS
4.1Payment of Note. Grantor will pay all principal, interest, and other sums payable under the Note, on the date when such payments are due, without notice or demand.
4.2Performance of Other Obligations. Grantor will promptly perform and comply with all other covenants, conditions, and prohibitions required of Grantor by the terms of the Loan Documents.
4.3Other Encumbrances. Grantor will promptly perform and comply with all covenants, conditions, and prohibitions required of Grantor in connection with any other encumbrance affecting the Property, the Chattels, or the Intangible Personalty,

or any part thereof, or any interest therein, regardless of whether such other encumbrance is superior or subordinate to the lien hereof.
4.4Payment of Taxes.
(a)Property Taxes. Unless Grantor is depositing with Beneficiary the amounts required pursuant to Section 4.4(b), Grantor will (i) pay or cause to be paid, before delinquency, all taxes and assessments, general or special, which may be levied or imposed at any time against Grantor’s interest and estate in the Property, the Chattels, or the Intangible Personalty, and (ii) within thirty (30) days after each payment of any such tax or assessment, Grantor will deliver to Beneficiary, without notice or demand, an official receipt for such payment if issued by the taxing authority and if not, cancelled checks or other reasonable evidence of payment. At Beneficiary’s option, Beneficiary may retain the services of a firm to monitor the payment of all taxes and assessments relating to the Property, the cost of which shall be borne by Grantor.
(b)Deposit for Taxes: From and after the occurrence of a Default or an Event of Default, and at such times as a Triggering Event Condition (as defined in the Cash Collateral Agreement) is otherwise continuing, with each monthly payment under the Note, Grantor shall deposit with Beneficiary an amount equal to 1/12th of the amount which Beneficiary estimates will be required to pay the next annual payment of taxes, assessments, and similar governmental charges referred to in this Section. The purpose of these provisions is to provide Beneficiary with sufficient funds on hand to pay all such taxes, assessments, and other governmental charges thirty (30) days before the date on which they become past due. If the Beneficiary, in its sole discretion, determines that the funds escrowed hereunder are, or will be, insufficient, Grantor shall upon demand pay such additional sums as Beneficiary shall determine necessary and shall pay any increased monthly charges requested by Beneficiary. Provided no Default or Event of Default exists hereunder, Beneficiary will apply the amounts so deposited to the payment of such taxes, assessments, and other charges when due, but in no event will Beneficiary be liable for any interest on any amount so deposited, and any amount so deposited may be held and commingled with Beneficiary’s own funds.
(c)Intangible Taxes. If by reason of any statutory or constitutional amendment or judicial decision adopted or rendered after the date hereof, any tax, assessment, or similar charge is imposed against the Note, or against Beneficiary, or against any interest of Beneficiary in any real or personal property encumbered hereby (but excluding any taxes in the nature of income taxes on the overall income or profits of Beneficiary to which Beneficiary may be subject), Grantor will pay such tax, assessment, or other charge before delinquency and will pay to Beneficiary any and all costs, expenses, or diminution of income incurred by Beneficiary in connection therewith. In the event Grantor is unable to do so, either for economic reasons or because the legal provisions or decisions creating such tax, assessment or charge forbid Grantor from doing so, then the Note will, at Beneficiary’s option, become due and payable in full upon ninety (90) days’ notice to Grantor, without prepayment premium or penalty.
(d)Right to Contest. Notwithstanding any other provision of this Section 4.4, Grantor will not be deemed to be in default solely by reason of Grantor’s failure to pay any tax, assessment or similar governmental charge so long as, in Beneficiary’s judgment, each of the following conditions is satisfied:
(i)Grantor and/or OC Tenant is engaged in and diligently pursuing in good faith administrative or judicial proceedings appropriate to contest the validity or amount of such tax, assessment, or charge; and
(ii)The payment of such tax, assessment, or charge would necessarily and materially prejudice Grantor’s and/or OC Tenant’s prospects for success in such proceedings; and
(iii)Nonpayment of such tax, assessment, or charge will not result in the loss or forfeiture of any property encumbered hereby or any interest of Beneficiary therein; and
(iv)Grantor deposits or causes to be deposited with Beneficiary, as security for such payment which may ultimately be required, a sum equal to the amount of the disputed tax, assessment or charge plus the interest, penalties, advertising charges, and other costs which Beneficiary estimates are likely to become payable if such contest is unsuccessful.
If Beneficiary determines that any one or more of such conditions is not satisfied or is no longer satisfied, Grantor will pay the tax, assessment, or charge in question, together with any interest and penalties thereon, within ten (10) days after Beneficiary gives notice of such determination.
4.5Maintenance of Insurance.
(a)Coverages Required. Grantor shall maintain or cause to be maintained, with insurance companies or associations satisfying the requirements of the Insurance Agreement, all insurance required under the terms of the Insurance Agreement, and shall comply with each and every covenant and agreement contained in the Insurance Agreement, the provisions of which are hereby incorporated by this reference.

(b)Renewal Policies. Prior to the expiration date of each insurance policy required pursuant to the Insurance Agreement, Grantor will deliver to Beneficiary evidence of the renewal or replacement of such policy as required pursuant to the Insurance Agreement, with evidence satisfactory to Beneficiary that the applicable premium has been prepaid.
(c)Deposit for Premiums. From and after the occurrence of a Default or an Event of Default, and at such times as a Triggering Event Condition (as defined in the Cash Collateral Agreement is otherwise continuing, with each monthly payment under the Note, Grantor will deposit an amount equal to 1/12th of the amount which Beneficiary estimates will be required to pay the next required annual premium for each insurance policy referred to in this Section. The purpose of these provisions is to provide Beneficiary with sufficient funds on hand, no later than thirty (30) days before the date on which the payment of such premiums will become due, so as to permit Beneficiary to pay all such premiums when due. If the Beneficiary, in its sole discretion, determines that the funds escrowed hereunder are, or will be, insufficient, Grantor shall upon demand pay such additional sums as Beneficiary shall determine necessary and shall pay any increased monthly charges requested by Beneficiary. Provided no Default or Event of Default exists hereunder, Beneficiary will apply the amounts so deposited to the payment of such insurance premiums when due, but in no event will Beneficiary be liable for any interest on any amounts so deposited, and the money so received may be held and commingled with Beneficiary’s own funds.
(d)Application of Hazard Insurance Proceeds. Grantor shall promptly notify Beneficiary of any damage or casualty to all or any portion of the Property or Chattels. Beneficiary may participate in all negotiations and appear and participate in all judicial arbitration proceedings concerning any insurance proceeds which may be payable as a result of such casualty or damage, and may, in Beneficiary’s sole discretion, compromise or settle, in the name of Beneficiary, Grantor, or both any claim for any such insurance proceeds. Any such insurance proceeds shall be paid to Beneficiary and shall be applied first to reimburse Beneficiary for all costs and expenses, including attorneys’ fees, incurred by Beneficiary in connection with the collection of such insurance proceeds. The balance of any insurance proceeds received by Beneficiary with respect to an insured casualty may (subject to the terms of any Approved Lease or subordination, non-disturbance and attornment agreement), in Beneficiary’s sole discretion, either (i) be retained and applied by Beneficiary toward payment of the Secured Obligations, or (ii) be paid over, in whole or in part and subject to such conditions as Beneficiary may impose, to Grantor to pay for repairs or replacements necessitated by the casualty; provided, however, that if all of the Secured Obligations have been performed or are discharged by the application of less than all of such insurance proceeds, then any remaining proceeds will be paid over to Grantor. Notwithstanding the preceding sentence, if (A) no Default or Event of Default shall exist hereunder, and (B) the proceeds received by Beneficiary (together with any other funds delivered by Grantor to Beneficiary for such purpose) shall be sufficient, in Beneficiary’s reasonable judgment, to pay for any restoration necessitated by the casualty, and (C) the cost of such restoration shall not exceed $500,000.00, and (D) such restoration can be completed, in Beneficiary’s judgment, at least ninety (90) days prior to the maturity date of the Note, then Beneficiary shall apply such proceeds as provided in clause (ii) of the preceding sentence. Beneficiary will have no obligation to see to the proper application of any insurance proceeds paid over to Grantor, nor will any such proceeds received by Beneficiary bear interest or be subject to any other charge for the benefit of Grantor. Beneficiary may, prior to the application of insurance proceeds, commingle them with Beneficiary’s own funds and otherwise act with regard to such proceeds as Beneficiary may determine in Beneficiary’s sole discretion. Notwithstanding anything to the contrary set forth in this Security Instrument, Beneficiary agrees that for so long as the OC Lease is in full force and effect, the disposition of insurance proceeds for damage or casualty to all or any portion of the Property and restoration of the Property relating thereto shall be governed by the terms and conditions set forth in the OC Lease to the extent that such OC Lease conflicts with the provisions of this Security Instrument.
(e)Successor’s Rights. Any person who acquires title to the Property or the Chattels upon foreclosure hereunder will succeed to all of Grantor’s rights under all policies of insurance maintained pursuant to this Section.
4.6Maintenance and Repair of Property and Chattels. Grantor will at all times maintain or cause the maintenance of the Property and the Chattels in good condition and repair, will diligently prosecute or cause the prosecution of the completion of any building or other improvement which is at any time in the process of construction on the Property, and will (subject to the terms of the Leases) promptly repair, restore, replace, or rebuild, or cause the repair, restoration, replacement or rebuilding of, any part of the Property or the Chattels which may be affected by any casualty or any public or private taking or injury to the Property or the Chattels. All costs and expenses arising out of the foregoing shall be paid by Grantor (or Grantor shall cause the same to be so paid) whether or not the proceeds of any insurance or eminent domain shall be sufficient therefor. Grantor will comply with, or cause the compliance with (or obtain a legally enforceable variance therefrom), all statutes, ordinances, and other governmental or quasi‑governmental requirements and private covenants relating to the ownership, construction, use, or operation of the Property, including but not limited to any environmental or ecological requirements; provided, that so long as Grantor is not otherwise in default hereunder, Grantor may, upon providing Beneficiary with security reasonably satisfactory to Beneficiary, proceed diligently and in good faith to contest the validity or applicability of any such statute, ordinance, or requirement. Subject to the rights of tenants under the Leases, Beneficiary and any person authorized by Beneficiary may enter and inspect the Property at all reasonable times, and may inspect the Chattels, wherever located, at all reasonable times. Notwithstanding anything to the contrary set forth in this Security Instrument or any other Loan Document, Beneficiary agrees that for so long as the OC Lease is in full force and effect, to the extent OC Tenant is obligated to perform certain Property-related operation and maintenance obligations that Grantor is obligated to perform pursuant to the Loan Documents, then Grantor shall perform or cause OC Tenant to perform such obligations; provided, however, that the forgoing is not intended to limit Grantor’s liability to Beneficiary for any breach of or default under the Loan Documents if such obligations are not performed.
4.7Leases. Grantor shall timely pay and perform each of its obligations under or in connection with the Leases, and shall otherwise pay such sums and take such action as shall be necessary or required in order to maintain each of the Leases in full force and effect in accordance with its terms. Grantor shall immediately furnish to Beneficiary copies of any notices given to Grantor by the lessee under any Lease, alleging the default by Grantor in the timely payment or performance of its obligations under such Lease and any subsequent communication related thereto. Grantor shall also promptly furnish to Beneficiary copies of any notices given to Grantor by the lessee under any Lease, extending the term of any Lease, requiring or demanding the expenditure of any sum by Grantor (or demanding the taking of any action by Grantor), or relating to any other material obligation of Grantor under such Lease and any subsequent communication related thereto. Grantor agrees that during the existence of any Event of Default, Beneficiary may advance any sum or take any action which Beneficiary believes is necessary or required to maintain the Leases in full force and effect, and all such sums advanced by Beneficiary, together with all costs and expenses incurred by Beneficiary in connection with action taken by Beneficiary pursuant to this Section, shall be due and payable by Grantor to Beneficiary upon demand, shall bear interest until paid at the Default Rate (as defined in the Note), and shall be secured by this Security Instrument.
4.8Eminent Domain; Private Damage. If all or any part of the Property is taken or damaged by eminent domain or any other public or private action, Grantor will notify Beneficiary promptly of the time and place of all meetings, hearings, trials, and other proceedings relating to such action. Beneficiary may participate in all negotiations and appear and participate in all judicial or arbitration proceedings concerning any award or payment which may be due as a result of such taking or damage, and may, in Beneficiary’s reasonable discretion, compromise or settle, in the names of both Grantor and Beneficiary, any claim for any such award or payment. Any such award or payment is to be paid to Beneficiary and will be applied first to reimburse Beneficiary for all costs and expenses, including attorneys’ fees, incurred by Beneficiary in connection with the ascertainment and collection of such award or payment. The balance, if any, of such award or payment may, in Beneficiary’s sole discretion, either (a) be retained by Beneficiary and applied toward the Secured Obligations, or (b) be paid over, in whole or in part and subject to such conditions as Beneficiary may impose, to Grantor for the purpose of restoring, repairing, or rebuilding any part of the Property affected by the taking or damage. Notwithstanding the preceding sentence, if (i) no Default or Event of Default shall have occurred and be continuing hereunder, and (ii) the proceeds received by Beneficiary (together with any other funds delivered by Grantor to Beneficiary for such purpose) shall be sufficient, in Beneficiary’s reasonable judgment, to pay for any restoration necessitated by the taking or damage, and (iii) the cost of such restoration shall not exceed $500,000.00, and (iv) such restoration can be completed, in Beneficiary’s judgment, at least ninety (90) days prior to the maturity date of the Note, and (v) the remaining Property shall constitute, in Beneficiary’s sole judgment, adequate security for the Secured Obligations, then Beneficiary shall apply such proceeds as provided in clause (b) of the preceding sentence. Grantor’s duty to pay the Note in accordance with its terms and to perform the other Secured Obligations will not be suspended by the pendency or discharged by the conclusion of any proceedings for the collection of any such award or payment, and any reduction in the Secured Obligations resulting from Beneficiary’s application of any such award or payment will take effect only when Beneficiary receives such award or payment. If this Security Instrument has been foreclosed prior to Beneficiary’s receipt of such award or payment, Beneficiary may nonetheless retain such award or payment to the extent required to reimburse Beneficiary for all costs and expenses, including attorneys’ fees, incurred in connection therewith, and to discharge any deficiency remaining with respect to the Secured Obligations. Notwithstanding anything to the contrary set forth in this Security Instrument, Beneficiary agrees that for so long as the OC Lease is in full force and effect, the disposition of awards or payments resulting from any condemnation or eminent domain taking of all or any portion of the Property and restoration of the Property relating thereto shall be governed by the terms and conditions set forth in the OC Lease to the extent that such OC Lease conflicts with the provisions of this Security Instrument.
4.9Mechanics’ Liens. Grantor will keep (or cause others to keep) the Property free and clear of all liens and claims of liens by contractors, subcontractors, mechanics, laborers, materialmen, and other such persons, and will cause any recorded statement of any such lien to be released of record within forty-five (45) days after the recording thereof. Notwithstanding the preceding sentence, however, Grantor will not be deemed to be in default under this Section if and so long as Grantor or any tenant under a Lease (a) contests in good faith the validity or amount of any asserted lien and diligently prosecutes or defends an action appropriate to obtain a binding determination of the disputed matter, and (b) provides Beneficiary with such security as Beneficiary may require to protect Beneficiary against all loss, damage, and expense, including attorneys’ fees, which Beneficiary might incur if the asserted lien is determined to be valid.
4.10Defense of Actions. Grantor will defend, at Grantor’s expense, any action, proceeding or claim which affects any property encumbered hereby or any interest of Beneficiary in such property or in the Secured Obligations, and will indemnify and hold Beneficiary harmless for, from and against all losses, damages, claims, liabilities, obligations, judgments, liens, demands, actions, suits, cost, or expense, including attorneys’ fees, which Beneficiary may incur in connection therewith.

4.11Expenses of Enforcement. Grantor will pay all costs and expenses, including attorneys’ fees, which Beneficiary may incur in connection with any effort or action (whether or not litigation or foreclosure is involved) to enforce or defend Beneficiary’s rights and remedies under any of the Loan Documents, including but not limited to all attorneys’ fees, appraisal fees, consultants’ fees, and other expenses incurred by Beneficiary in securing title to or possession of, and realizing upon, any security for the Secured Obligations. All such costs and expenses (together with interest thereon at the Default Rate from the date incurred) shall constitute part of the Secured Obligations, and may be included in the computation of the amount owed to Beneficiary for purposes of foreclosing or otherwise enforcing this Security Instrument.
4.12Financial Reports. During the term of the Loan, Grantor shall supply to Beneficiary (a) within fifteen (15) days following the end of each quarter, Grantor’s quarterly and annual operating statements for the Property as of the end of and for the preceding quarter and fiscal year, as applicable, in each case prepared against the budget for such year; (b) contemporaneously with Grantor’s delivery of each of such operating statements, a certified rent roll signed and dated by Grantor detailing the names of all tenants under the Leases, the portion of the improvements on the Property occupied by each tenant, the rent and any other charges payable under each Lease, and the term of each Lease; (c) within ninety (90) days following the end of each year, an annual balance sheet and profit and loss statement of Grantor; (d) within forty-five (45) days following the end of each quarter, Guarantor’s quarterly unaudited financial statements and within ninety (90) days following the end of each fiscal year, Guarantor’s, annual audited financial statements, as of the end of and for the preceding quarter and fiscal year, as applicable; provided, however, for so long as Guarantor files 10Qs and 10Ks with the Securities and Exchange Commission, Grantor shall give Beneficiary written notice and weblink quarterly within forty-five (45) days of when a 10Q filing is made by Guarantor with the Securities and Exchange Commission and annually within ninety (90) days of when a 10K filing is made by Guarantor with the Securities and Exchange Commission. The financial statements and reports described in (a) and (c) above shall be in such detail as Beneficiary may require, shall be prepared in accordance with generally accepted accounting principles consistently applied, and shall be certified as true and correct by Grantor or the applicable Guarantor (or, if required by Beneficiary, by an independent certified public accountant acceptable to Beneficiary). Grantor shall also furnish to Beneficiary within thirty (30) days of Beneficiary’s request, any other financial reports or statements of Grantor as Beneficiary may reasonably request. Upon Beneficiary’s demand after any Default or Event of Default, or if Beneficiary securitizes the Loan, Grantor shall supply to Beneficiary the items required in (a) and (b) above on a monthly basis.
4.13Priority of Leases. To the extent Grantor has the right, under the terms of any Lease, to make such Lease subordinate to the lien hereof, Grantor will, at Beneficiary’s request and Grantor’s expense, take such action as may be required to effect such subordination. Conversely, Grantor will, at Beneficiary’s request and Grantor’s expense, take such action as may be necessary to subordinate the lien hereof to any future Lease designated by Beneficiary.
4.14Inventories; Assembly of Chattels. Grantor will, from time to time at the request of Beneficiary, supply Beneficiary with a current inventory of the Chattels and the Intangible Personalty, in such detail as Beneficiary may require. Upon the occurrence of any Event of Default hereunder, Grantor will at Beneficiary’s request assemble the Chattels and make them available to Beneficiary at any place designated by Beneficiary which is reasonably convenient to both parties.
4.15Compliance with Laws, Etc. Grantor shall comply in all material respects or cause compliance in all material respects with (or obtain a legally enforceable variance therefrom) all applicable laws, rules, regulations and orders, such compliance to include, without limitation, maintaining all Permits and paying before the same become delinquent all taxes, assessments and governmental charges imposed upon Grantor or the Property.
4.16Records and Books of Account. Grantor shall keep accurate and complete records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions relating to the Property, including, but not limited to, records adequate to correctly reflect all items required in order to determine all Gross Receipts (as such term is used in the Cash Collateral Agreement).
4.17Inspection Rights. At any reasonable time, and from time to time, Grantor shall permit Beneficiary, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and subject to the rights of tenants under the Leases, visit the Property and to discuss with Grantor the affairs, finances and accounts of Grantor.
4.18Change of Grantor’s Address or State of Organization. Grantor shall promptly notify Beneficiary if changes are made in Grantor’s address from that set forth in Section 9.10 hereof, or if Grantor shall either change its “location” (as such term is used in Section 5.8 hereof), its state of organization or if Grantor shall organize in any state other than the State of Delaware.
4.19Further Assurances; Estoppel Certificates. Grantor will execute and deliver to Beneficiary upon demand, and pay the costs of preparation and recording thereof, any further documents which Beneficiary may request to confirm or perfect the liens and security interests created or intended to be created hereby, or to confirm or perfect any evidence of the Secured Obligations. Grantor will also, within twenty (20) days after any request by Beneficiary, deliver to Beneficiary a signed and acknowledged statement certifying to Beneficiary, or to any proposed transferee of the Secured Obligations, (a) the balance of principal, interest, and other sums then outstanding under the Note, and (b) whether Grantor claims to have any offsets or defenses with respect to the Secured Obligations and, if so, the nature of such offsets or defenses.

4.20Costs of Closing. Grantor shall on demand pay directly or reimburse Beneficiary for any costs or expenses pertaining to the closing of the Loan, including, but not limited to, fees of counsel for Beneficiary, costs and expenses for which invoices were not available at the closing of the Loan, or costs and expenses which are incurred by Beneficiary after such closing, including, without limitation, costs or expenses incurred to obtain originals or copies of recorded or filed Loan Documents and UCC financing statements. All such costs and expenses (together with interest thereon at the Default Rate from the date incurred by Beneficiary) shall constitute a part of the Secured Obligations, and may be included in the computation of the amount owed to Beneficiary for purposes of foreclosing or otherwise enforcing this Security Instrument.
4.21Fund for Electronic Transfer. All monthly payments of principal and interest on the Note, and impound deposits under this Security Instrument, shall be made by Grantor by electronic funds transfer from a bank account established and maintained by Grantor for such purpose. Grantor shall establish and maintain such an account until the Note is fully paid and shall direct the depository of such account in writing to so transmit such payments on or before the respective due dates to the account of Beneficiary as shall be designated by Beneficiary in writing.
4.22Use. Grantor shall use the Property solely for office, commercial and/or incidental or ancillary uses, and for such other uses that are permitted under Leases approved by Beneficiary in writing, and for no other use or purpose.
4.23Management. The Property shall be managed by Griffin Capital Essential Asset Property Management II, LLC, a Delaware limited liability company (“Property Manager”) under a management agreement previously delivered to, and approved, by Beneficiary (the “Management Agreement”). Grantor shall not permit any amendment to or modification of the Management Agreement, or management of the Property by any person or entity other than Property Manager, without the prior written consent of Beneficiary.
4.24Intentionally Deleted.
4.25General Indemnity. Grantor agrees that while Beneficiary has no liability to any person in tort or otherwise as lender and that Beneficiary is not an owner or operator of the Property, Grantor shall, at its sole expense, protect, defend, release, indemnify and hold harmless the Indemnified Parties (defined below) for, from and against any Losses (defined below) imposed on, incurred by, or asserted against the Indemnified Parties, directly or indirectly, arising out of or in connection with the Property, Loan, or Loan Documents; provided, however, that the foregoing shall not apply (a) to any Losses caused by the gross negligence or willful misconduct of the Indemnified Parties or (b) provided no Event of Default then exists, to any disputes among the Indemnified Parties not caused in whole or in part by a breach of Grantor’s obligations under the Loan Documents. The term “Losses” shall mean any claims, suits, liabilities (including strict liabilities), actions, proceedings, obligations, debts, damages, losses (including, without limitation, unrealized loss of value of the Property caused in whole or in part by a breach of any of Grantor’s obligations under the Loan Documents, or arising by reason of any third-party claim asserted against any of the Indemnified Parties, but not due to the gross negligence or willful misconduct of such Indemnified Party), demands, costs, expenses, fines, penalties, charges, fees, judgments, awards, and amounts paid in settlement of whatever kind including attorneys’ fees and all other costs of defense. The term “Indemnified Parties” shall mean (a) Beneficiary, (b) any prior owner or holder of the Note, (c) any existing or prior servicer of the Loan, (d) Trustee, (e) the officers, directors, shareholders, partners, members, employees and trustees of any of the foregoing, and (f) the heirs, legal representatives, successors and assigns of each of the foregoing. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO LOSSES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY OR ANY STRICT LIABILITY, BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY.
4.26Duty to Defend, Costs and Expenses. Upon request, whether Grantor’s obligation to indemnify Beneficiary arises under Section 4.25 above or elsewhere in the Loan Documents, Grantor shall defend the Indemnified Parties (in Grantor’s or the Indemnified Parties’ names) by attorneys and other professionals approved by the Indemnified Parties; provided, however, if and to the extent Grantor has no right to approve such counsel, counsel appointed by Grantor’s insurance carrier shall be deemed acceptable to Indemnified Parties. Notwithstanding the foregoing, the Indemnified Parties may, in their sole discretion, engage their own attorneys and professionals to defend or assist them and, at their option, their attorneys shall control the resolution of any claims or proceedings. Upon demand, Grantor shall pay or, in the sole discretion of the Indemnified Parties, reimburse the Indemnified Parties for all Losses imposed on, incurred by, or asserted against the Indemnified Parties by reason of any items set forth in Section 4.25 above and/or the enforcement or preservation of the Indemnified Parties’ rights under the Loan Documents. Any amount payable to the Indemnified Parties under this Section shall (a) be deemed a demand obligation, (b) be part of the Secured Obligations, (c) bear interest from the date of demand at the Default Rate until paid if not paid on demand, and (d) be secured by this Security Instrument.

ARTICLE 5
GRANTOR’S NEGATIVE COVENANTS
5.1Waste and Alterations. Grantor will not commit or permit any (a) physical waste with respect to the Property or the Chattels, and (b) Grantor shall not cause or permit any part of the Property, including but not limited to any building, structure, parking lot, driveway, landscape scheme, timber, or other ground improvement, to be removed, demolished, or materially altered without the prior written consent of Beneficiary, subject in each instance to the terms of the Leases.
5.2Zoning and Private Covenants. Grantor will not initiate, join in, or consent to any change in any zoning ordinance or classification, any change in the “zone lot” or “zone lots” (or similar zoning unit or units) presently comprising the Property, any transfer of development rights, any change in any private restrictive covenant, or any change in any other public or private restriction limiting or defining the uses which may be made of the Property or any part thereof, without the prior written consent of Beneficiary. If under applicable zoning provisions the use of all or any part of the Property is or becomes a nonconforming use, Grantor will not cause such use to be discontinued or abandoned without the prior written consent of Beneficiary, and Grantor will use commercially reasonable efforts to prevent the tenant under any Lease from discontinuing or abandoning such use.
5.3Interference with Leases.
(a)Grantor will neither do, nor neglect to do, anything which may cause or permit the termination of any Lease of all or any part of the Property, or cause or permit the withholding or abatement of any rent payable under any such Lease.
(b)Without Beneficiary’s prior written consent, which may be granted or withheld in Beneficiary’s sole discretion, Grantor shall not enter into or modify (including without limitation modifications relating to the financial covenants or any financial reporting requirements) any Lease of all or any part of the Property. Any lease, lease modification, lease amendment or lease termination (“Lease Transaction”) for which Beneficiary’s consent is required under the Loan Documents shall be deemed approved by Beneficiary if (i) prior to finalizing negotiations for such Lease Transaction, Grantor has submitted to Beneficiary an approval request package (“Approval Package”) with respect to such Lease Transaction containing a letter requesting Beneficiary’s approval (and containing a signature line on which Beneficiary may evidence its approval of such Lease Transaction) and notifying Beneficiary, in bold enlarged type, that Beneficiary’s approval will be deemed given if it fails to respond within ten (10) Business Days after its receipt of such Approval Package, and Beneficiary thereafter fails to respond within ten (10) Business Days after its receipt of such Approval Package; provided, however, that Grantor shall supply Beneficiary with any other information reasonably requested by Beneficiary with respect to such proposed Lease Transaction within five (5) Business Days after Beneficiary’s receipt of the Approval Package, in which event Beneficiary’s approval shall be deemed given if Beneficiary has not disapproved or approved the Approval Package within ten (10) Business Days after the last to arrive of the proposed Approval Package and any additional information so requested by Beneficiary. Each Approval Package shall contain a description of all of the principal terms of the proposed Lease Transaction, a description of the tenant and its controlling constituents and (with respect to new leases or modifications/amendments) Grantor’s reasonably detailed analysis of the tenant’s creditworthiness (with respect to new leases or modifications/amendments), and a copy of any and all term sheets or letters of intent executed in connection with such Lease Transaction, together with the proposed forms of definitive documentation. Grantor shall deliver to Beneficiary copies of all Leases or modifications promptly upon execution and delivery thereof.
(c)Except with the prior written consent of Beneficiary, which may be granted or withheld in Beneficiary’s sole discretion, Grantor will not (i) collect rent from all or any part of the Property for more than one month in advance, (ii) assign the rents from the Property or any part thereof, or (iii) consent to the cancellation or surrender of all or any part of any Lease, except that Grantor may in good faith terminate any Lease for nonpayment of rent or other material breach by the tenant.
(d)Without limiting the generality of the foregoing, whether or not Beneficiary’s consent to the cancellation or surrender of any Lease is required hereunder, (i) Grantor shall notify Beneficiary in writing of any cancellation penalties or other consideration as and when received by Grantor in connection with such cancellation or surrender (the “Termination Fees”), which written notice must be delivered to Beneficiary within five (5) days of the payment by the applicable tenant of any such Termination Fees to Grantor, and (ii) at Beneficiary’s sole option, Beneficiary shall be entitled to (A) require that Grantor enter into the TI/LC Reserve (as defined in the Vacancy Risk Agreement) with Beneficiary and deposit such Termination Fees into the TI/LC Reserve, and (B) impose such restrictions and conditions on the timing and amount of disbursements of the Termination Fees from such reserve as Beneficiary may require in its reasonable discretion, including, without limitation, the conditions described in Section 6 of the TI/LC Reserve Agreement.
(e)Subject to Beneficiary’s approval of each Lease, in any circumstance where, pursuant to the terms of the Lease, Grantor’s consent to any action under such Lease shall not be unreasonably withheld or delayed, and such action requires the consent of Beneficiary, Beneficiary’s consent to such action shall likewise not be unreasonably withheld or delayed.

In addition, Beneficiary’s consent to such action shall be subject to the deemed approval provisions described in Section 5.3(b) above.
5.4Transfer or Further Encumbrance of Property. (a) Without Beneficiary’s prior written consent, which consent may be granted or withheld in Beneficiary’s sole and absolute discretion, Grantor shall not (i) sell, assign, convey, transfer or otherwise dispose of any direct or indirect legal, beneficial or equitable interest in all or any part of the Property, (ii) permit or suffer any owner, directly or indirectly, of any beneficial interest in the Property or Grantor to transfer such interest, whether by transfer of partnership, membership, stock or other beneficial interest in any entity or otherwise, or (iii) mortgage, pledge, hypothecate or otherwise encumber or permit to be encumbered or grant or permit to be granted a security interest in all or any part of, or a direct or indirect interest in, the Property or Grantor or any beneficial or equitable interest in either the Property or Grantor. The provisions of this Section shall not prohibit transfers of title or interest under any will or testament or applicable law of descent.
(b)Notwithstanding anything to the contrary in this Section 5.4:
(i)Permitted Transfers Generally. Any of the following may occur without the consent of Beneficiary and shall not be deemed a violation of the due-on-sale provisions in the Loan Documents: (x) the transfer of partnership interests, or the creation or issuance of new partnership interests (including, without limitation, in connection with exchanges made pursuant to Section 721 of the Internal Revenue Code), in Operating Partnership, or (y) the transfer of shares, or the creation, issuance or sale of new shares, in Guarantor; provided, however, that as of the date that such transaction is consummated all of the following conditions shall have been satisfied:
(A)The Operating Partnership continues to be the sole member in of GC Member and each of the Other Holding Companies, GC Member continues to be the sole member of Grantor, and each of the Other Holding Companies continues to be the sole member of its respective Other Borrower;
(B)Guarantor continues to be the sole general partner of the Operating Partnership owning at least 51% of the common units in the Operating Partnership;
(C)No such transaction or series of transactions leads to a Change in Control with respect to Guarantor, or a change of Control of Operating Partnership GC Member or Grantor (except as permitted in the first proviso contained at the end of the definition of “Change in Control”);
(D)No such transaction or series of transactions shall result in the proposed transferee having been granted consent, veto or control rights over any material or major decisions relating to Guarantor, the Operating Partnership, GC Member, Grantor, the Property or the Loan (except as permitted in the first proviso contained at the end of the definition of “Change in Control”); and
(E)Such transaction is (I) in the ordinary course of business of selling, issuing or redeeming shares in Guarantor, or (II) in the ordinary course of business of selling, issuing or redeeming limited partner partnership interests or “OP units” in the Operating Partnership in accordance with the express terms of its partnership agreement, then the Transfer Conditions shall have been satisfied.
“Transfer Conditions” mean all of the following: (1) no Event of Default has occurred and is continuing, (2) Grantor shall have delivered to Beneficiary prior written notice of the proposed transfer, and a final organizational chart illustrating the ownership structure both before and after the proposed change in ownership, which organizational chart shall set forth Grantor’s direct and indirect upstream ownership, percentage interests held by each upstream entity or person and type of each such entity (3) Grantor pays all reasonable third party costs, fees and expenses (including attorneys’ fees) incurred by Beneficiary in connection with reviewing the proposed transfer and verifying all Transfer Conditions and other conditions listed above have been satisfied, whether or not the transfer is consummated, and (4) Grantor pays Beneficiary an administrative review fee (not to exceed $5000 with respect to each proposed transfer), whether or not the transfer is consummated.
(D)    Notwithstanding the foregoing provisions of this Section 5.4(b) above, an immediate violation of the due-on-sale provisions, and an immediate Event of Default under the Loan Documents, shall be triggered with respect to any transfer or other transaction described in this Section 5.4(b) if the proposed transferee or pledgee (or any of its constituents or beneficiaries), at the time of the applicable transfer or pledge: (I) is then identified by the Office of Foreign Assets Control or Department of Treasury as a person subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act and any Executive Orders or regulations promulgated thereunder (as any and all of such laws and regulations have been or may hereafter be, renewed, extended, amended or replaced) with the result that such proposed transferee (or any of its constituents or beneficiaries) is in violation of law and/or transaction of business with any such party is prohibited by law, or (II) is in violation of any applicable laws relating to terrorism or money laundering, including without limitation, those relating to transacting business with persons identified in clause (I) above, the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (as any and all of such laws and any regulations promulgated thereunder have been or may hereafter be renewed, extended, amended or replaced); provided, however, a violation of this subsection (iii) shall constitute an Event of Default under the Loan Documents, but if such violation was triggered by any transaction described in this Section 5.4(b) above through a licensed US broker dealer that was required to implement normal and customary investor screening practices mandated by applicable law or NASD regulations, then such violation shall not (I) constitute a violation of this Section 5.4 or 5.5 or 5.7 of this Security Instrument for the purposes of Section 18(b)(i) of the Note, (II) constitute an intentional misrepresentation of any representation and warranty contained in Section 9.20 of this Security Instrument or with respect to Section 18(b)(ii) of the Note, or (III) require Grantor to pay any prepayment premium payable under the Note or this Security Instrument if Beneficiary accelerates the Loan by reason of such violation while no other Event of Default is continuing; provided, further, however, that neither the provisions of this subsection (iii) nor Section 9.20 of this Security Instrument shall be breached or violated by reason of any person’s or entity’s acquiring any shares that are publicly traded on a US stock exchange through a US stock exchange (and no Default or Event of Default shall arise as a result thereof).
As used herein, “Control” means (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise, and (ii) the ownership, direct or indirect, of no less than fifty-one percent (51%) of the voting securities of such Person, and the terms “Controlled”, “Controlling” and “Common Control” shall have correlative meanings.
5.5Further Encumbrance of Chattels. Grantor will neither create nor permit any lien, security interest or encumbrance against the Chattels or Intangible Personalty or any part thereof or interest therein, other than the liens and security interests created by the Loan Documents, without the prior written consent of Beneficiary, which may be withheld for any reason.
5.6Assessments Against Property. Grantor will not, without the prior written approval of Beneficiary, which may be withheld for any reason hereafter, consent to or allow the creation of any so called special districts, special improvement districts, benefit assessment districts or similar districts, or any other body or entity of any type, or allow to occur any other event, that would or might result in the imposition of any additional taxes, assessments or other monetary obligations or burdens on the Property (other than increases in ad valorem real estate taxes from time to time imposed by applicable taxing authorities), and this provision shall serve as RECORD NOTICE to any such district or districts or any governmental entity under whose authority such district or districts exist or are being formed that, should Grantor or any other person or entity include all or any portion of the Property in such district or districts, whether formed or in the process of formation, without first obtaining Beneficiary’s express written consent, the rights of Beneficiary in the Property pursuant to this Security Instrument or following any foreclosure of this Security Instrument, and the rights of any person or entity to whom Beneficiary might transfer the Property following a foreclosure of this Security Instrument, shall be senior and superior to any taxes, charges, fees, assessments or other impositions of any kind or nature whatsoever, or liens (whether statutory, contractual or otherwise) levied or imposed, or to be levied or imposed, upon the Property or any portion thereof as a result of inclusion of the Property in such district or districts.
5.7Transfer or Removal of Chattels. Grantor will not sell, transfer or remove from the Property all or any part of the Chattels, unless the items sold, transferred, or removed, are obsolete or are simultaneously replaced with similar items of equal or greater value.
5.8Change of Name, Organizational I.D. No. or Location. Grantor will not change its name or the name under which it does business (or adopt or begin doing business under any other name or assumed or trade name), change its organizational identification number, or change its location, without first notifying Beneficiary of its intention to do so and delivering to Beneficiary such organizational documents of Grantor and executed modifications or supplements to this Security Instrument (and to any financing statement which may be filed in connection herewith) as Beneficiary may require. For purposes of the foregoing, Grantor’s “location” shall mean (a) if Grantor is a registered organization, Grantor’s state of registration, (b) if Grantor is an individual, the state of Grantor’s principal residence, or (c) if Grantor is neither a registered organization nor an individual, the state in which Grantor’s place of business (or, if Grantor has more than one place of business, the Grantor’s chief executive office) is located.
5.9Improper Use of Property or Chattels. Grantor will not use the Property or the Chattels for any purpose or in any manner which violates any applicable law, ordinance, or other governmental requirement, the requirements or conditions of any insurance policy, or any private covenant.

5.10ERISA. Grantor shall not engage in any transaction which would cause the Note (or the exercise by Beneficiary of any of its rights under the Loan Documents) to be a non-exempt, prohibited transaction under ERISA (including for this purpose the parallel provisions of Section 4975 of the Internal Revenue Code of 1986, as amended), or otherwise result in Beneficiary being deemed in violation of any applicable provisions of ERISA. Grantor shall indemnify, protect, defend, and hold Beneficiary harmless for, from and against any and all losses, liabilities, damages, claims, demands, judgments, costs, and expenses (including, without limitation attorneys’ fees and costs incurred in the investigation, defense, and settlement of claims and in obtaining any individual ERISA exemption or state administrative exception that may be required, in Beneficiary’s sole and absolute discretion) that Beneficiary may incur, directly or indirectly, as the result of the breach by Grantor of any warranty or representation set forth in Section 3.3(x) hereof or the breach by Grantor of any covenant contained in this Section. This indemnity shall survive any termination, satisfaction or foreclosure of this Security Instrument and shall not be subject to the limitation on personal liability described in the Note.
5.11Use of Proceeds. Grantor will not use any funds advanced by Beneficiary under the Loan Documents for household or agricultural purposes, to purchase margin stock, or for any purpose prohibited by law.
5.12REA and Other Major Approvals. Without Beneficiary’s prior written consent, which may be granted or withheld in Beneficiary’s reasonable discretion, Grantor shall not enter into or modify any reciprocal easement agreement, declaration, covenant, condition or restriction, ground lease, operating agreement, or any document recorded against the Property.
5.13Single Purpose Entity. Grantor shall not engage in any business other than the ownership, development, operation and disposition of the Property, and shall not incur any subordinated debt or unsecured debt except customary lease financings of non-fixture equipment in the ordinary course of Grantor’s business and except to trade creditors and service providers in the ordinary course of Grantor’s business.
ARTICLE 6
EVENTS OF DEFAULT
Each of the following events will constitute an event of default (an “Event of Default”) under this Security Instrument and under each of the other Loan Documents:
6.1Failure to Pay Note. Grantor’s failure to make any payment when due under the terms of the Note or any other Loan Document.
6.2Due on Sale or Encumbrance. The occurrence of any violation of any covenant contained in Section 5.4, 5.5 or 5.7 hereof.
6.3Other Obligations. The failure of Grantor or Guarantor to properly perform any obligation contained herein or in any of the other Loan Documents (other than the obligation to make payments under the Note or the other Loan Documents) and the continuance of such failure for a period of thirty (30) days following written notice thereof from Beneficiary to Grantor; provided, however, that if such failure is not curable within such thirty (30) day period, then, so long as Grantor commences to cure such failure within such thirty (30) day period and is continually and diligently attempting to cure to completion, such failure shall not be an Event of Default unless such failure remains uncured for one hundred twenty (120) days after such written notice to Grantor.
6.4Levy Against Property. The levy against any of the Property, Chattels or Intangible Personalty, of any execution, attachment, sequestration or other writ.
6.5Liquidation. The liquidation, termination or dissolution of Grantor or any Controlling Person, at any time that Grantor is the borrower under the Loan.
6.6Appointment of Receiver. The appointment of a trustee or receiver for the assets, or any part thereof, of Grantor, or any Controlling Person, or the appointment of a trustee or receiver for any real or personal property, or the like, or any part thereof, representing the security for the Secured Obligations.
6.7Assignments. The making by Grantor or any Controlling Person of a transfer in fraud of creditors or an assignment for the benefit of creditors.
6.8Order for Relief. The entry in bankruptcy of an order for relief for or against Grantor or any Controlling Person.
6.9Bankruptcy. The filing of any petition (or answer admitting the material allegations of any petition), or other pleading, seeking entry of an order for relief for or against Grantor or any Controlling Person as a debtor or bankrupt or seeking an adjustment of any of such parties’ debts, or any other relief under any state or federal bankruptcy, reorganization, debtor’s relief or insolvency laws now or hereafter existing, including, without limitation, a petition or answer seeking reorganization or admitting the material allegations of a petition filed against any such party in any bankruptcy or reorganization proceeding, or the act of any of such parties in instituting or voluntarily being or becoming a party to any other judicial proceedings intended to effect a discharge of the debts of any such parties, in whole or in part, or a postponement of the maturity or the collection thereof, or a suspension of any of the rights or powers of a trustee or of any of the rights or powers granted to Beneficiary herein, or in any other document executed in connection herewith.
6.10Misrepresentation. If any representation or warranty made by Grantor or any Controlling Person, or in any of the other Loan Documents or any other instrument or document modifying, renewing, extending, evidencing, securing or pertaining to the Note is false, or intentionally misleading in any material respect.
6.11Judgments. The failure of (a) Grantor or GC Member to pay any money judgment in excess of $10,000.00, or (b) any Controlling Person to pay any money judgment in excess of $200,000.00, in either case against any such party before the expiration of thirty (30) days after such judgment becomes final and no longer appealable.
6.12Admissions Regarding Debts. The admission of Grantor or any Controlling Person in writing, other than to Beneficiary, of any such party’s inability to pay such party’s debts as they become due.
6.13Assertion of Priority. The assertion of any claim of priority over this Security Instrument, by title, lien, or otherwise, unless Grantor within forty-five (45) days after such assertion either causes the assertion to be withdrawn or provides Beneficiary with such security as Beneficiary may require to protect Beneficiary against all loss, damage, or expense, including attorneys’ fees, which Beneficiary may incur in the event such assertion is upheld.
6.14Other Loan Documents. The occurrence of any default by Grantor, after the lapse of any applicable grace or cure period, or the occurrence of any event or circumstance defined as an Event of Default, under any of the Loan Documents other than this Security Instrument.
6.15Other Liens. The occurrence of any default by Grantor, after the lapse of any applicable grace or cure period, or the occurrence of any event or circumstance defined as an Event of Default, under any other consensual lien encumbering the Property, or any part thereof or interest therein, or any document or instrument evidencing obligations secured thereby.
6.16Other Indebtedness. The occurrence of any default by Grantor, after the lapse of any applicable grace or cure period, or the occurrence of any event or circumstance defined as an Event of Default, under any other indebtedness incurred or owing by Grantor, or any document or instrument evidencing any obligation to pay such indebtedness.
6.17Guaranty. Guarantor’s (a) failure to make any payment in full under the terms of the Guaranty within ten (10) Business Days following written notice by Beneficiary to Guarantor demanding such payment, or (b) failure to properly perform any of Guarantor’s material obligations under the Guaranty (other than those referenced in clause (a) above) and the continuance of such failure for a period of thirty (30) days following written notice thereof from Beneficiary to Guarantor; provided, however, that if such failure is not curable within such thirty (30) day period, then so long as Guarantor commences to cure such failure within such thirty (30) day period and is continually and diligently attempting to cure to completion such failure shall not be an Event of Default unless such failure remains uncured for one hundred twenty (120) days after such written notice to Guarantor.
Grantor acknowledges that for all purposes in the Loan Documents, Beneficiary’s acceptance of any cure of an Event of Default, and/or Beneficiary’s decision to reinstate the Loan after an Event of Default has occurred, shall be made by Beneficiary in its sole and absolute discretion.
6.18Other Loan Documents. Any “Event of Default” (as defined in the Other Loan Documents) under any of the Other Loan Documents shall constitute an Event of Default hereunder and under the other Loan Documents. Any “Event of Default” (as defined in the Other Loan Guaranty Documents) under any of the Other Loan Guaranty Documents shall constitute an Event of Default hereunder and under the Loan Documents. Grantor and Beneficiary hereby acknowledge and agree that (i) the owners of Grantor own a direct or indirect interest in the Other Borrowers; (ii) that the foregoing provisions have been made in consideration of, among other things, Beneficiary’s agreement to modify the Loan to Grantor under such terms and conditions as agreed by the parties; and (iii) that this Section 6.18 has been agreed to for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.
ARTICLE 7
BENEFICIARY’S REMEDIES
Immediately upon or any time after the occurrence of any Event of Default hereunder, Beneficiary may exercise any remedy available at law or in equity, including but not limited to those listed below and those listed in the other Loan Documents, in such sequence or combination as Beneficiary may determine in Beneficiary’s sole discretion:
7.1Performance of Defaulted Obligations. Beneficiary may make any payment or perform any other obligation under the Loan Documents or under Leases which Grantor has failed to make or perform, and Grantor hereby irrevocably appoints Beneficiary as the true and lawful attorney-in-fact for Grantor to make any such payment and perform any such obligation in the name of Grantor. All payments made and expenses (including attorneys’ fees and expenses) incurred by Beneficiary in this connection, together with interest thereon at the Default Rate from the date paid or incurred until repaid, will be part of the Secured Obligations and will be immediately due and payable by Grantor to Beneficiary. In lieu of advancing Beneficiary’s own funds for such purposes,

Beneficiary may use any funds of Grantor which may be in Beneficiary’s possession, including but not limited to insurance or condemnation proceeds and amounts deposited for taxes, insurance premiums, or other purposes.
7.2Specific Performance and Injunctive Relief. Notwithstanding the availability of legal remedies, Beneficiary will be entitled to obtain specific performance, mandatory or prohibitory injunctive relief, or other equitable relief requiring Grantor to cure or refrain from repeating any Default.
7.3Acceleration of Secured Obligations. Beneficiary may, without notice or demand, declare all of the Secured Obligations immediately due and payable in full.
7.4Suit for Monetary Relief. Subject to the non-recourse provisions of the Note, with or without accelerating the maturity of the Secured Obligations, Beneficiary may sue from time to time for any payment due under any of the Loan Documents, or for money damages resulting from Grantor’s default under any of the Loan Documents.
7.5Possession of Property. To the extent permitted by law, Beneficiary may enter and take possession of the Property without seeking or obtaining the appointment of a receiver, may employ a managing agent for the Property, and may lease or rent all or any part of the Property, either in Beneficiary’s name or in the name of Grantor, and may collect the rents, issues, and profits of the Property. Any revenues collected by Beneficiary under this Section will be applied first toward payment of all expenses (including attorneys’ fees) incurred by Beneficiary, together with interest thereon at the Default Rate from the date incurred until repaid, and the balance, if any, will be applied against the Secured Obligations in such order and manner as Beneficiary may elect in its sole discretion.
7.6Enforcement of Security Interests. Beneficiary may exercise all rights of a secured party under the Code with respect to the Chattels and the Intangible Personalty, including but not limited to taking possession of, holding, and selling the Chattels and enforcing or otherwise realizing upon any accounts and general intangibles. Any requirement for reasonable notice of the time and place of any public sale, or of the time after which any private sale or other disposition is to be made, will be satisfied by Beneficiary’s giving of such notice to Grantor at least five days prior to the time of any public sale or the time after which any private sale or other intended disposition is to be made.
7.7Foreclosure Against Property.
(a)Beneficiary may bring an action in any court of competent jurisdiction to foreclose this Security Instrument.
(b)All fees, costs and expenses of any kind incurred by Beneficiary in connection with foreclosure of this Security Instrument, including, without limitation, the costs of any appraisals of the Property obtained by Beneficiary, the cost of any title reports or abstracts, all costs of any receivership for the Property advanced by Beneficiary, and all attorneys’ and consultants’ fees and expenses incurred by Beneficiary, shall constitute a part of the Secured Obligations and may be included as part of the amount owing from Grantor to Beneficiary at any foreclosure sale.
(c)The proceeds of any sale under this Section shall be applied first to the fees and expenses of the officer conducting the sale, and then to the reduction or discharge of the Secured Obligations in such order and manner as Beneficiary may elect in its sole discretion; any surplus remaining shall be paid over to Grantor or to such other person or persons as may be lawfully entitled to such surplus.
(d)A sale of less than the whole of the Property or any defective or irregular sale made hereunder shall not exhaust the power of sale provided for herein; and subsequent sales may be made hereunder until all obligations secured hereby have been satisfied, or the entire Property sold, without defect or irregularity.
7.8Appointment of Receiver. To the extent permitted by law, Beneficiary shall be entitled, as a matter of absolute right and without regard to the value of any security for the Secured Obligations or the solvency of any person liable therefor, to the appointment of a receiver for the Property upon ex-parte application to any court of competent jurisdiction. Grantor waives any right to any hearing or notice of hearing prior to the appointment of a receiver. Such receiver and its agents shall be empowered, but shall not be obligated to (a) take possession of the Property and any businesses conducted by Grantor or any other person thereon and any business assets used in connection therewith, (b) exclude Grantor and Grantor’s agents, servants, and employees from the Property, (c) collect the rents, issues, profits, and income therefrom, (d) complete any construction which may be in progress, (e) do such maintenance and make such repairs and alterations as the receiver deems necessary, (f) use all stores of materials, supplies, and maintenance equipment on the Property and replace such items at the expense of the receivership estate, (g) pay all taxes and assessments against the Property and the Chattels, all premiums for insurance thereon, all utility and other operating expenses, and all sums due under any prior or subsequent encumbrance, and (h) generally do anything which Grantor could legally do if Grantor were in possession of the Property. All expenses incurred by the receiver or its agents shall constitute a part of the Secured Obligations. Any revenues collected by the receiver shall be applied first to the expenses of the receivership, including attorneys’ fees incurred by the receiver and by Beneficiary, together with interest thereon at the Default Rate from the date incurred until repaid, and the balance shall be applied toward the Secured Obligations in such order or manner as Beneficiary may in its sole discretion elect or in such other manner as the court may direct. Unless sooner terminated with the express consent of Beneficiary, any such receivership will continue until the Secured Obligations have been discharged in full, or until title to the Property has passed after foreclosure sale and all applicable periods of redemption have expired.
7.9Right to Make Repairs, Improvements. Should any part of the Property come into the possession of Beneficiary, whether before or after an Event of Default, Beneficiary may, but shall not be obligated to, use, operate, and/or make repairs, alterations, additions and improvements to the Property for the purpose of preserving it or its value. Grantor covenants to promptly reimburse and pay to Beneficiary, at the place where the Note is payable, or at such other place as may be designated by Beneficiary in writing, the amount of all reasonable expenses (including the cost of any insurance, taxes, or other charges) incurred by Beneficiary in connection with its custody, preservation, use or operation of the Property, together with interest thereon from the date incurred by Beneficiary at the Default Rate, and all such expenses, costs, taxes, interest, and other charges shall be a part of the Secured Obligations. It is agreed, however, that the risk of accidental loss or damage to the Property is undertaken by Grantor and Beneficiary shall have no liability whatsoever for decline in value of the Property, for failure to obtain or maintain insurance, or for failure to determine whether any insurance ever in force is adequate as to amount or as to the risks insured.
7.10Surrender of Insurance. Beneficiary may surrender the insurance policies maintained pursuant to the terms hereof, or any part thereof, and receive and apply the unearned premiums as a credit on the Secured Obligations and, in connection therewith, Grantor hereby appoints Beneficiary (or any officer of Beneficiary), as the true and lawful agent and attorney-in-fact for Grantor (with full powers of substitution), which power of attorney shall be deemed to be a power coupled with an interest and therefore irrevocable, to collect such premiums.
7.11Prima Facie Evidence. Grantor agrees that, in any assignments, deeds, bills of sale, notices of sale, or postings, given by Beneficiary, any and all statements of fact or other recitals therein made as to the identity of Beneficiary, or as to the occurrence or existence of any Event of Default, or as to the acceleration of the maturity of the Secured Obligations, or as to the request to sell, posting of notice of sale, notice of sale, time, place, terms and manner of sale and receipt, distribution and application of the money realized therefrom, and without being limited by the foregoing, as to any other act or thing having been duly done by Beneficiary, shall be taken by all courts of law and equity as prima facie evidence that such statements or recitals state facts and are without further question to be so accepted, and Grantor does hereby ratify and confirm any and all acts that Beneficiary may lawfully do by virtue hereof.
ARTICLE 8
ASSIGNMENT OF LEASES AND RENTS
8.1Assignment of Leases and Rents. Grantor hereby unconditionally and absolutely and presently grants, transfers and assigns unto Beneficiary all rents, royalties, issues, profits and income (“Rents”) now or hereafter due or payable for the occupancy or use of the Property, and all Leases, whether written or oral, with all security therefor, including all guaranties thereof, now or hereafter affecting the Property; reserving unto Grantor, however, a license to collect and retain such Rents prior to the occurrence of any Event of Default hereunder. Such license shall be revocable by Beneficiary without notice to Grantor at any time after the occurrence of an Event of Default. Grantor represents that the Rents and the Leases have not been heretofore sold, assigned, transferred or set over by any instrument now in force and will not at any time during the life of this assignment be sold, assigned, transferred or set over by Grantor or by any person or persons whomsoever; and Grantor has good right to sell, assign, transfer and set over the same and to grant to and confer upon Beneficiary the rights, interest, powers and authorities herein granted and conferred. Failure of Beneficiary at any time or from time to time to enforce the assignment of Rents and Leases under this Section shall not in any manner prevent its subsequent enforcement, and Beneficiary is not obligated to collect anything hereunder, but is accountable only for sums actually collected.
8.2Further Assignments. Grantor shall give Beneficiary at any time upon demand any further or additional forms of assignment of transfer of such Rents, Leases and security as may be reasonably requested by Beneficiary, and shall deliver to Beneficiary executed copies of all such Leases and security.
8.3Application of Rents. Beneficiary shall be entitled to deduct and retain a just and reasonable compensation from monies received hereunder for its services or that of its agents in collecting such monies. Any monies received by Beneficiary hereunder may be applied when received from time to time in payment of any taxes, assessments or other liens affecting the Property regardless of the delinquency, such application to be in such order as Beneficiary may determine. The acceptance of this Security Instrument by Beneficiary or the exercise of any rights by it hereunder shall not be, or be construed to be, an affirmation by it of any Lease nor an assumption of any liability under any Lease.
8.4Collection of Rents. Upon or at any time after an Event of Default shall have occurred and be continuing, Beneficiary may declare all sums secured hereby immediately due and payable, and may, at its option, without notice, and whether or not the Secured Obligations shall have been declared due and payable, either in person or by agent, with or without bringing any action or proceeding, or by a receiver to be appointed by a court, (i) enter upon, take possession of, manage and operate the Property, or any part thereof (including without limitation making necessary repairs, alterations and improvements to the Property); (ii) make, cancel, enforce or modify Leases; (iii) obtain and evict tenants; (iv) fix or modify Rents; (v) do any acts which Beneficiary deems reasonably proper to protect the security thereof; and (vi) either with or without taking possession of the Property, in its own name sue for or otherwise collect and receive such Rents, including those past due and unpaid. In connection with the foregoing, Beneficiary shall be entitled and empowered to employ attorneys, and management, rental and other agents in and about the Property and to effect the matters which Beneficiary is empowered to do, and in the event Beneficiary shall itself effect such matters, Beneficiary shall be entitled to charge and receive reasonable management, rental and other fees therefor as may be customary in the area in which the Property is located; and the reasonable fees, charges, costs and expenses of Beneficiary or such persons shall be additional Secured Obligations. Beneficiary may apply all funds collected as aforesaid, less costs and expenses of operation and collection, including reasonable attorneys’ and agents’ fees, charges, costs and expenses, as aforesaid, upon any Secured Obligations, and in such order as Beneficiary may determine. The entering upon and taking possession of the Property, the collection of such Rents and the application thereof as aforesaid shall not cure or waive any default or waive, modify or affect notice of default under the Note or this Security Instrument or invalidate any act done pursuant to such notice.
8.5Authority of Beneficiary. Any tenants or occupants of any part of the Property are hereby authorized to recognize the claims of Beneficiary hereunder without investigating the reason for any action taken by Beneficiary, or the validity or the amount of indebtedness owing to Beneficiary, or the existence of any default in the Note or this Security Instrument, or under or by reason of this assignment of Rents and Leases, or the application to be made by Beneficiary of any amounts to be paid to Beneficiary. The sole signature of Beneficiary shall be sufficient for the exercise of any rights under this assignment and the sole receipt of Beneficiary for any sums received shall be a full discharge and release therefor to any such tenant or occupant of the Property. Checks for all or any part of the rentals collected under this assignment of Rents and Leases shall be drawn to the exclusive order of Beneficiary.
8.6Indemnification of Beneficiary. Nothing herein contained shall be deemed to obligate Beneficiary to perform or discharge any obligation, duty or liability of any lessor under any Lease of the Property, and Grantor shall and does hereby indemnify and hold Beneficiary harmless from any and all liability, loss or damage which Beneficiary may or might incur under any Lease of the Property or by reason of this assignment; and any and all such liability, loss or damage incurred by Beneficiary, together with the costs and expenses, including reasonable attorneys’ fees, incurred by Beneficiary in defense of any claims or demands therefor (whether successful or not), shall be additional Secured Obligations, and Grantor shall reimburse Beneficiary therefor on demand.
ARTICLE 9
MISCELLANEOUS PROVISIONS
9.1Time of the Essence. Time is of the essence with respect to all of Grantor’s obligations under the Loan Documents.
9.2Joint and Several Obligations. If Grantor is more than one person or entity, then (a) all persons or entities comprising Grantor are jointly and severally liable for all of the Secured Obligations; (b) all representations, warranties, and covenants made by Grantor shall be deemed representations, warranties, and covenants of each of the persons or entities comprising Grantor; (c) any breach, Default or Event of Default by any persons or entities comprising Grantor hereunder shall be deemed to be a breach, Default or Event of Default of Grantor; (d) any reference herein contained to the knowledge or awareness of Grantor shall mean the knowledge or awareness of any of the persons or entities comprising Grantor; and (e) any event creating personal liability of any of the persons or entities comprising Grantor shall create personal liability for all such persons or entities.
9.3Waiver of Homestead and Other Exemptions. To the extent permitted by law, Grantor hereby waives all rights to any homestead or other exemption to which Grantor would otherwise be entitled under any present or future constitutional, statutory, or other provision of applicable state or federal law. Grantor hereby waives any right it may have to require Beneficiary to marshal all or any portion of the security for the Secured Obligations.
9.4Non-Recourse; Exceptions to Non-Recourse. Except as expressly set forth in the Note, the recourse of Beneficiary with respect to the obligations evidenced by the Note and the other Loan Documents shall be solely to the Property, Chattels and Intangible Personalty, and any other collateral given as security for the Note.
9.5Rights and Remedies Cumulative. Beneficiary’s rights and remedies under each of the Loan Documents are cumulative of the right and remedies available to Beneficiary under each of the other Loan Documents and those otherwise available to Beneficiary at law or in equity. No act of Beneficiary shall be construed as an election to proceed under any particular provision of any Loan Document to the exclusion of any other provision in the same or any other Loan Document, or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Beneficiary.
9.6No Implied Waivers. Beneficiary shall not be deemed to have waived any provision of any Loan Document unless such waiver is in writing and is signed by Beneficiary. Without limiting the generality of the preceding sentence, neither Beneficiary’s acceptance of any payment with knowledge of a Default by Grantor, nor any failure by Beneficiary to exercise any remedy following a Default by Grantor shall be deemed a waiver of such Default, and no waiver by Beneficiary of any particular Default on the part of Grantor shall be deemed a waiver of any other Default or of any similar Default in the future.

9.7No Third-Party Rights. No person shall be a third-party beneficiary of any provision of any of the Loan Documents. All provisions of the Loan Documents favoring Beneficiary are intended solely for the benefit of Beneficiary, and no third party shall be entitled to assume or expect that Beneficiary will waive or consent to modification of any such provision in Beneficiary’s sole discretion.
9.8Preservation of Liability and Priority. Without affecting the liability of Grantor or of any other person (except a person expressly released in writing) for payment and performance of all of the Secured Obligations, and without affecting the rights of Beneficiary with respect to any security not expressly released in writing, and without impairing in any way the priority of this Security Instrument over the interests of any person acquired or first evidenced by recording subsequent to the recording hereof, Beneficiary may, either before or after the maturity of the Note, and without notice or consent: (a) release any person liable for payment or performance of all or any part of the Secured Obligations; (b) make any agreement altering the terms of payment or performance of all or any of the Secured Obligations; (c) exercise or refrain from exercising, or waive, any right or remedy which Beneficiary may have under any of the Loan Documents; (d) accept additional security of any kind for any of the Secured Obligations; or (e) release or otherwise deal with any real or personal property securing the Secured Obligations. Any person acquiring or recording evidence of any interest of any nature in the Property, the Chattels, or the Intangible Personalty shall be deemed, by acquiring such interest or recording any evidence thereof, to have agreed and consented to any or all such actions by Beneficiary.
9.9Subrogation of Beneficiary. Beneficiary shall be subrogated to the lien of any previous encumbrance discharged with funds advanced by Beneficiary under the Loan Documents, regardless of whether such previous encumbrance has been released of record.
9.10Notices. Any notice required or permitted to be given by Grantor or Beneficiary under this Security Instrument shall be in writing and will be deemed given (a) upon personal delivery, (b) on the first Business Day after receipted delivery to a courier service which guarantees next-business-day delivery, or (c) on the third Business Day after mailing, by registered or certified United States mail, postage prepaid, in any case to the appropriate party at its address set forth below.

If to Grantor: Griffin (Concord) Essential Asset REIT II, LLC 1520 E. Grand Avenue El Segundo, California 90245 Attention: Mr. Joseph E. Miller
with a copy to: Griffin Capital Corporation 790 Estate Drive, Suite 180 Deerfield, IL 60015 Attention: Mary Higgins, Esq.
If to Beneficiary:
American General Life Insurance Company
The Variable Annuity Life Insurance Company
The United States Life Insurance Company in the City of New York
c/o AIG Investments
777 South Figueroa Street, 16th Floor
Los Angeles, California 90017
Attn: Director-Mortgage Lending and Real Estate

with a copy to: Greenberg Traurig, LLP 1200 17th Street, 24th Floor Denver, Colorado 80202 Attn: Peter C. Kelley, Esq.
Either party may change such party’s address for notices or copies of notices by giving notice to the other party in accordance with this Section.
ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST GRANTOR OR BENEFICIARY ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT BENEFICIARY’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND GRANTOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW

OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. GRANTOR DOES HEREBY DESIGNATE AND APPOINT:
C T Corporation System
111 Eighth Avenue
13th Floor
New York, NY 10011

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO GRANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON GRANTOR, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. GRANTOR (I) SHALL GIVE PROMPT NOTICE TO BENEFICIARY OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR OR REFUSES TO CONSENT TO SUCH DESIGNATION AS AUTHORIZED AGENT FOR GRANTOR PURSUANT TO A WRITTEN CONSENT IN FORM AND SUBSTANCE SATISFACTORY TO BENEFICIARY.
9.11Defeasance. Upon payment and performance in full of all of the Secured Obligations, Beneficiary will execute and deliver to Grantor such documents as may be required to reconvey this Security Instrument of record.
9.12Illegality. If any provision of this Security Instrument is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Security Instrument, the legality, validity, and enforceability of the remaining provisions of this Security Instrument shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Security Instrument a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable. If the rights and liens created by this Security Instrument shall be invalid or unenforceable as to any part of the Secured Obligations, then the unsecured portion of the Secured Obligations shall be completely paid prior to the payment of the remaining and secured portion of the Secured Obligations, and all payments made on the Secured Obligations shall be considered to have been paid on and applied first to the complete payment of the unsecured portion of the Secured Obligations.
9.13Usury Savings Clause. It is expressly stipulated and agreed to be the intent of Beneficiary and Grantor at all times to comply with the applicable law governing the highest lawful interest rate. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the Loan, or if acceleration of the maturity of the Note, any prepayment by Grantor, or any other circumstance whatsoever, results in Grantor having paid any interest in excess of that permitted by applicable law, then it is the express intent of Grantor and Beneficiary that all excess amounts theretofore collected by Beneficiary be credited on the principal balance of the Note (or, at Beneficiary’s option, paid over to Grantor), and the provisions of the Note and other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate maturity of the Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Beneficiary does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Beneficiary for the use, forbearance or detention of the Secured Obligations evidenced hereby or by the Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Secured Obligations until payment in full so that the rate or amount of interest on account of such Secured Obligations does not exceed the maximum rate or amount of interest permitted under applicable law. The term “applicable law” as used herein shall mean any federal or state law applicable to the Loan.
9.14Obligations Binding Upon Grantor’s Successors. The Trustee may resign or Trustee be removed by the Beneficiary at any time with or without cause in the manner provided by law in writing executed by Beneficiary. Beneficiary may at any time appoint a successor trustee in the manner provided by law. Upon the making of any such appointment and designation, all of the estate and title of Trustee in the Property shall vest in the named successor Trustee and which shall thereupon succeed to, and shall hold, possess and execute, all the rights, powers, privileges, immunities and duties herein conferred upon Trustee. All references herein to “Trustee” shall be deemed to refer to Trustee (including any successor(s) or substitute(s) appointed and designated as herein provided) from time to time acting hereunder. The Trustee shall not be liable for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever (including Trustee’s negligence), except for Trustee’s gross negligence or willful misconduct. The Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by him hereunder. Grantor hereby ratifies and confirms any and all acts which the herein named Trustee or his successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof. Grantor will reimburse Trustee for, and save him harmless against, any and all liability and expenses which may be incurred by him in the performance of his duties. The foregoing indemnity shall not terminate upon discharge of the Secured Obligations or foreclosure, or release or other termination, of this Security Instrument.
9.15Construction. All pronouns and any variations of pronouns herein shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the parties may require. Whenever the terms herein are singular, the same shall be deemed to mean the plural, as the identity of the parties or the context requires.
9.16Attorneys’ Fees. Any reference in this Security Instrument to attorneys’ or counsel’s fees paid or incurred by Beneficiary shall be deemed to include paralegals’ fees and legal assistants’ fees. Moreover, wherever provision is made herein for payment of attorneys’ or counsel’s fees or expenses incurred by Beneficiary, such provision shall include but not be limited to, such fees or expenses incurred in any and all judicial, bankruptcy, reorganization, administrative, or other proceedings, including appellate proceedings, whether such fees or expenses arise before proceedings are commenced, during such proceedings or after entry of a final judgment.
9.17Waiver of Jury Trial. TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW, GRANTOR, BY SIGNING THIS SECURITY INSTRUMENT, AND BENEFICIARY, BY ACCEPTING IT, EACH KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVES, TO THE FULLEST EXTENT NOT PROHIBITED BY LAW, ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS SECURITY INSTRUMENT, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECURITY INSTRUMENT OR ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR TO ANY LOAN DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BENEFICIARY AND GRANTOR TO ENTER INTO THE LOAN.
9.18Governing Laws. The substantive, procedural and internal laws of the State of North Carolina shall govern the validity, construction, enforcement, and interpretation of this Security Instrument, without regard to the conflicts of laws principles of such State.
9.19Inconsistency. In the event of any inconsistency between the terms of the Loan Documents and the terms of that certain Mortgage Loan Application between Grantor and Beneficiary, as amended, the terms of the Loan Documents shall govern and control in all respects.
9.20Economic Sanctions, Anti-Money Laundering, Etc.. Grantor represents, warrants and covenants to Beneficiary that:
(a)None of the Grantor, the Guarantor nor any OFAC Controlling Persons is or shall become: (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons (an “OFAC Listed Person”) published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”), or (ii) an agent, department, or instrumentality of, or otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is the target of any sanctions programs administered and/or enforced by OFAC, or (iii) blocked by or a target of United States economic sanctions.
(b)Neither the Grantor, the Guarantor nor any OFAC Controlling Person:  (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. economic sanctions violations, or (ii) to Grantor’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. economic sanctions violations, or (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. economic sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.
(c)None of the Grantor, Guarantor, the OFAC Controlling Persons, nor the officers and directors of any of them:  (A) is owned or controlled by the government of Cuba, Iran, Sudan, Burma (Myanmar), North Korea, Syria or the Crimea region of Russia or Ukraine, (B) is located in Cuba, Iran, Sudan, Burma (Myanmar), North Korea, Syria or the Crimea

region of Russia or Ukraine, (C) does business in or with Cuba, Iran, Sudan, North Korea, Burma (Myanmar), Syria the Crimea region of Russia or Ukraine.
(d)Grantor shall promptly deliver to Beneficiary any certification or other evidence reasonably requested from time to time by Beneficiary confirming Grantor’s compliance with this Section.  The representations, warranties and covenants set forth in this Section shall be deemed repeated and reaffirmed by Grantor as of each date that Grantor makes a payment to Beneficiary under the Note, this Security Instrument and the other Loan Documents or receives any payment from Beneficiary.  Grantor shall promptly notify Beneficiary in writing should Grantor become aware of any change in the information set forth in these representations, warranties and covenants.
For the purposes of the foregoing Section:
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.
“OFAC Controlling Person” means any person or entity that controls either the Grantor or the Guarantor, and all holders of 25% or more of the partnership, voting stock, membership or other ownership interest of the Grantor or Guarantor (as applicable), and/or any of the foregoing Controlling Persons.
“Governmental Authority” means (a) the government of (i) the United States of America or any state or other political subdivision thereof, or (ii) any other jurisdiction in which the Grantor, Guarantor or Controlling Person (as applicable) conducts all or any part of its business, or which asserts jurisdiction over any properties of any of the foregoing, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
9.21Co-Lending.
(a)Notwithstanding that the Loan is evidenced by the AGL Note, VALIC Note and the USL Note separately, Beneficiary agrees that the Holder (as defined in the Notes) of each of the Notes shall pursue the same remedies simultaneously under the Notes and under the other Loan Documents as if the Loan were evidenced by only one promissory note.
(b)Grantor and Guarantor shall be entitled to rely, shall be obligated to rely, and shall be fully protected in relying upon any written resolution, notice, consent, approval, waiver, certificate, affidavit, letter, telegram, facsimile, telex, e-mail, statement or other document (each a “Communication”) believed by it to be genuine and correct and solely to the extent that such Communication is signed, sent or made by all of AGL, VALIC and USL in connection with the Loan. Any Communication not signed or sent by or on behalf of all of AGL, VALIC and USL shall not be valid.
ARTICLE 10
SPECIAL PROVISIONS FOR THE STATE OF NORTH CAROLINA
10.1Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Article 10 and the other terms and conditions of this Security Instrument, the terms and conditions of this Article 10 shall control and be binding.
10.2Future Advances. This Security Instrument is given to secure not only the existing Secured Obligations, but also future advances made within thirty (30) years of the date of this Security Instrument to the same extent as if such future advances are made on the date of the execution of this Security Instrument. The principal amount (including future advances) that may be so secured may decrease or increase from time to time, but the total amount so secured at any one time shall not exceed the maximum principal amount of $150,000,000.00 plus all interest, costs, reimbursements, fees and expenses due under this Security Instrument and secured hereby. Grantor shall not execute any document that impairs or otherwise impacts the priority of any future advances secured by this Security Instrument. The amount of present obligations secured hereby is $126,970,000.00. Beneficiary’s reservation of the right to make future advances hereunder is not an indication that Beneficiary intends to make such future advances. No future advance secured by this Security Instrument need be evidenced by a written instrument or notation. All future advances made pursuant to this Security Instrument shall be considered to be made pursuant to the requirements of North Carolina General Statutes (“N.C.G.S.”) §45-67, et seq., or any amendments thereto or replacements thereof.
10.3Power of Sale. Upon the occurrence of an Event of Default, Beneficiary may notify Trustee to exercise the power of sale hereunder and upon such notification it shall be lawful for and the duty of Trustee, and Trustee is hereby authorized and empowered, to expose to sale and to sell the Property or any part thereof at public sale to the highest bidder for cash, in compliance with applicable requirements of North Carolina law governing the exercise of powers of sale contained in deeds of trust, and upon such sale, Trustee shall collect the purchase proceeds and convey title to the portion of the Property so sold to the purchaser in fee simple. In the event of a sale of the Property or any part thereof, the proceeds of sale shall be applied in the following order of priority: (i) to the payment of all costs and expenses for and in connection with such sale, including a commission for Trustee’s services as hereinafter provided and reasonable attorney’s fees incurred by Trustee for legal services actually performed; (ii) to the reimbursement of Beneficiary for all sums expended or incurred by Beneficiary under the terms of this Security Instrument or to establish, preserve or enforce this Security Instrument or to collect the Note (including, without limitation, reasonable attorneys’ fees); (iii) to the payment of the Note and interest thereon and all other indebtedness hereby secured; and (iv) the balance, if any, shall be paid to the parties lawfully entitled thereto. In the event of a sale hereunder, Beneficiary shall have the right to bid at such sale and shall have the right to credit all or any portion of the indebtedness secured hereby against the purchase price. Trustee shall have the right to designate the place of sale in compliance with applicable law and the sale shall be held at the place designated by the notice of sale. Trustee may require the successful bidder at any sale to deposit immediately with Trustee cash or certified check or cashier’s check in an amount up to five percent (5%) of the bid provided notice of such deposit requirement is published as required by law. The bid may be rejected if the deposit is not immediately made. Such deposit shall be refunded in case of a resale because of an upset bid or if Trustee is unable to convey the portion of the Property so sold to the bidder because the power of sale has been terminated in accordance with applicable law. If the purchaser fails to comply with its bid, the deposit may, at the option of Trustee, be retained and applied to the expenses of the sale and any resales and to any damages and expenses incurred by reason of such default (including the amount that such bid exceeds the final sales price), or may be deposited with the Clerk of Superior Court. In all other cases, the deposit shall be applied to the purchase price. Pursuant to Section 25-9-604 of the N.C.G.S. (or any amendment thereto or replacement thereof), Trustee is expressly authorized and empowered to expose to sale and sell, together with the real estate, any portion of the Property which constitutes personal property. If personal property is sold hereunder, it need not be at the place of sale. The Property may be sold in such parcels or lots without regard to principles of marshaling and may be sold at one sale or in multiple sales, all as determined by Trustee. A previous exercise of the power of sale hereunder by Trustee shall not be deemed to extinguish the power of sale, which power of sale shall continue in full force and effect until all the Property shall have been finally sold and properly conveyed to the purchasers at the sale. Trustee shall be entitled to a reasonable commission for both a completed or uncompleted foreclosure based upon the usual and customary hourly rates of Trustee and Trustee’s paralegals for time actually spent on the matter which shall be in addition to any out-of-pocket costs and expenses of Trustee referred to above.
10.4Acceptance of Cures for Events of Default. Notwithstanding anything to the contrary contained in this Security Instrument or the other Loan Documents, Beneficiary shall in no event or under any circumstance be obligated or required to accept a cure by Grantor or by any other person of an Event of Default unless Beneficiary agrees to do so in the exercise of its sole and absolute discretion, it being agreed that once an Event of Default has occurred, Beneficiary shall be absolutely and unconditionally entitled to pursue all rights and remedies available to it under the Loan Documents or otherwise at law or in equity.
10.5Substitution of Trustee. Beneficiary shall at any time have the irrevocable right to remove the Trustee herein named without notice or cause and to appoint its successor (“Successor Trustee”) by an instrument in writing, duly acknowledged and recorded. A Substitute Trustee shall be vested with title to the Property and with all rights, powers, and duties of the original Trustee herein and all provisions hereof pertaining to the Trustee shall similarly affect any Substitute Trustee.
10.6Maximum Interest. The provisions of this Security Instrument and of all agreements between Grantor and Beneficiary, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of the Note or otherwise, shall the amount paid, or agreed to be paid, to Beneficiary for the use, forbearance or retention of the money loaned under the Note (“Interest”) exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Grantor and Beneficiary shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be performed or fulfilled shall be reduced to such limit, and if, from any circumstance whatsoever, Beneficiary shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under the Note in the inverse order of its maturity (whether or not then due) or, at the option of Beneficiary, be paid over to Grantor, and not to the payment of Interest. All Interest (including any amounts or payments deemed to be Interest) paid or agreed to be paid to Beneficiary shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance of the Note so that the Interest thereon for such full period will not exceed the maximum amount permitted by applicable law. This Section will control all agreements between Grantor and Beneficiary.
10.7After-Acquired Property. All property acquired by Grantor after the date of this Security Instrument which by the terms of this Security Instrument shall be subject to the lien and the security interest created hereby shall immediately upon the acquisition thereof by Grantor and without further mortgage, conveyance or assignment become subject to the lien and security interest created by this Security Instrument. Nevertheless, Grantor shall execute, acknowledge, deliver and record or file, as appropriate, all and every such further mortgages, security agreements, financing statements, assignments and assurances as Beneficiary shall reasonably require for accomplishing the purposes of this Security Instrument.
10.8Indemnity; Expenses. Grantor will pay or reimburse Trustee and Beneficiary for all reasonable attorneys’ fees, costs and expenses incurred by either of them in any suit, action, legal proceeding or dispute of any kind in which either of them is made a party or appears as party plaintiff or defendant, affecting the Secured Obligations, this Security Instrument or the interest created herein, or the Property, or any appeal thereof, including, but not limited to, activities related to enforcement of the remedies of Beneficiary, activities related to protection of Beneficiary’s collateral, any foreclosure action or exercise of the power of sale, any condemnation action involving the Property or any action to protect the security hereof, any bankruptcy or other insolvency proceeding commenced by or against Grantor, and any such amounts paid or incurred by Trustee or Beneficiary shall be added to the Secured Obligations and shall be secured by this Security Instrument. The agreements of this subsection shall expressly survive in perpetuity satisfaction of this Security Instrument and repayment of the Secured Obligations, any release, reconveyance, discharge of foreclosure of this Security Instrument, conveyance by deed in lieu of foreclosure, sale, and any subsequent transfer by Trustee’s conveyance of the Property.
10.9Release of and Resort to Collateral. Beneficiary may release, regardless of consideration and without the necessity for any notice to or a consent by the holder of any subordinate lien on the Property, any part of the Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests created in or evidenced by the Loan Documents or their stature as a first and prior lien and security interest in and to the Property. For payment of the Secured Obligations, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.
10.10Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (i) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment, (ii) all notices of any Event of Default or of Trustee’s election to exercise or his actual exercise of any right, remedy or recourse provided for under the Loan Documents, except as specifically required by the terms of this Security Instrument or the other Loan Documents, and (iii) any right to a marshalling of assets or a sale in inverse order of alienation.
10.11Discontinuance of Proceedings. If Beneficiary shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Beneficiary shall have the unqualified right to do so and, in such an event, Grantor and Beneficiary shall be restored to their former positions with respect to the Secured Obligations, the Loan Documents, the Property and otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Beneficiary thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.
10.12No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Security Instrument nor any other remedies afforded to Beneficiary under the Loan Documents, at law or in equity, shall cause Beneficiary or Trustee to be deemed or construed to be a mortgagee in possession of the Property, to obligate Beneficiary or Trustee to lease the Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.
10.13Reasonable Attorneys’ Fees. Notwithstanding anything herein or in any other Loan Document, whenever the term “reasonable attorneys’ fees” is used herein or in any other Loan Document it shall mean reasonable attorney fees actually incurred (based on the actual number of hours worked by outside legal counsel and paralegals multiplied by the usual and customary hourly rate then in effect) and actual out-of-pocket legal expenses, notwithstanding any statutory presumption set forth in N.C.G.S. §6.21.2 or otherwise to the contrary.
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[SIGNATURE PAGE TO DEED OF TRUST, SECURITY AGREEMENT, FIXTURE FILING, FINANCING STATEMENT AND ASSIGNMENT OF LEASES AND RENTS (NORTH CAROLINA)]
IN WITNESS WHEREOF, Grantor has executed and delivered this Security Instrument as of the date first mentioned above.

GRANTOR: GRIFFIN (CONCORD) ESSENTIAL ASSET REIT II, LLC, a Delaware limited liability company

By:	Griffin (Concord) Member Essential Asset REIT II, LLC, a Delaware limited liability company, its Sole Member

	By:	Griffin Capital Essential Asset Operating Partnership II, L.P., a Delaware limited partnership, its Sole Member

		By:	Griffin Capital Essential Asset REIT II, Inc., a Maryland corporation, its General Partner

			By:	/s/ Joseph E. Miller
			Name:	Joseph E. Miller
			Title:	Chief Financial Officer